Exhibit 4.3


CLIFFORD                                         LIMITED LIABILITY PARTNERSHIP
CHANCE


                             ARRAN FUNDING LIMITED
                                   as Issuer

                      THE BANK OF NEW YORK, LONDON BRANCH
                                as Note Trustee

               ------------------------------------------------

                         ARRAN FUNDING NOTE TRUST DEED
                                  RELATING TO
                   ARRAN FUNDING MEDIUM TERM NOTE PROGRAMME

               ------------------------------------------------

                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation........................................................ 2

2.     Amount And Issue Of The Series Of Notes .............................. 3

3.     Covenant To Pay....................................................... 7

4.     Security............................................................. 11

5.     Note Trustee's Powers................................................ 13

6.     Appointment And Removal Of Receiver And Administrator................ 14

7.     Provisions Relating To Receiver...................................... 16

8.     The Notes............................................................ 20

9.     Covenants............................................................ 21

10.    Amendments And Substitution.......................................... 21

11.    Enforcement.......................................................... 25

12.    Application Of Monies................................................ 28

13.    Further Assurances................................................... 29

14.    Terms Of Appointment................................................. 29

15.    Costs And Expenses................................................... 44

16.    Appointment And Retirement........................................... 49

17.    Certificates And Opinions............................................ 51

18.    Release Of Security.................................................. 52

19.    Third Party Beneficiaries............................................ 52

20.    Actions By Noteholders............................................... 53

21.    Tia Prevails......................................................... 53

Schedule 1     TERMS AND CONDITIONS OF THE NOTES............................ 55

Schedule 2     ............................................................. 56

       Part A     Form Of Global Note Certificate........................... 56

       Part B     Form Of Individual Note Certificate....................... 67

       Part C     Terms And Conditions...................................... 70

Schedule 3     PROVISIONS FOR MEETINGS OF NOTEHOLDERS....................... 71

Schedule 4     NOTICE OF ASSIGNMENT - ISSUER NTD JERSEY SECURED PROPERTY.... 81

EXECUTION CLAUSES........................................................... 85

THIS ARRAN FUNDING NOTE TRUST DEED is made on [*] 2005.

BETWEEN:

(1) ARRAN FUNDING LIMITED incorporated in Jersey (registered number 88474) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX (the "ISSUER"); and

(2) THE BANK OF NEW YORK a New York banking corporation acting through its London branch whose principal place of business is at One Canada Square, London E14 5AL as note trustee (the "NOTE TRUSTEE"), which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Arran Funding Note Trust Deed.

WHEREAS

(A)    The Issuer has authorised the establishment of the Programme.

(B)    Notes up to the Programme Limit may be issued pursuant to the Programme.

(C) Each Series of Notes issued in accordance with the Programme will be constituted and secured by this Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement executed on or about the relevant Issue Date.

(D) The Note Trustee has agreed to act as trustee of the Security Documents for each Series and to hold the Security on trust for the Secured Creditors on the terms and conditions contained in this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       Unless otherwise defined in this Arran Funding Note Trust Deed or the context requires otherwise, words and expressions used in this Arran Funding Note Trust Deed have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 (Master Definitions Schedule) of the Arran Funding Master Framework Agreement which is dated on or about the date of this Arran Funding Note Trust Deed and signed for the purpose of identification by, amongst others, each of the parties to this Agreement.

1.2    INCORPORATION OF COMMON TERMS

       Except as provided below, the Common Terms apply to this Arran Funding Note Trust Deed, where applicable, and shall be binding on the parties to this Arran Funding Note Trust Deed and the Noteholders as if set out in full in this Arran Funding Note Trust Deed.

1.3    AMENDMENT TO COMMON TERMS

       The Common Terms are, for the purposes of this Arran Funding Note Trust Deed, amended as follows:

       1.3.1 Paragraph 1 (Further Assurance) of the Common Terms applies to this Arran Funding Note Trust Deed as if set out in full in this Arran Funding Note Trust Deed, and as if the Issuer were the Obligor (as defined therein) and the Note Trustee were the Obligee (as defined therein);

       1.3.2     Limited recourse and non-petition

                 The provisions of Paragraph 8 (Limited Recourse and Non-Petition) of the Common Terms apply to this Arran Funding Note Trust Deed as if set out in full in this Arran Funding Note Trust Deed.

1.4    CONFLICT WITH COMMON TERMS

       If there is any conflict between the provisions of the Common Terms and the provisions of this Arran Funding Note Trust Deed, the provisions of this Arran Funding Note Trust Deed shall prevail, save for where any provision of this Arran Funding Note Trust Deed relates to VAT, in which case the provisions of the Common Terms shall prevail.

1.5    GOVERNING LAW AND JURISDICTION

       This Arran Funding Note Trust Deed and all matters arising from or connected with it shall be governed by English law in accordance with Paragraph 26 (Governing Law) of the Common Terms. Paragraph 27 (Jurisdiction) of the Common Terms applies to this Arran Funding Note Trust Deed as if set out in full in this Arran Funding Note Trust Deed.

1.6    REPRESENTATIONS AND WARRANTIES

       The Issuer gives certain representations and warranties to the Note Trustee on the terms set out in Schedule 4 (Issuer's Representations and Warranties) of the Arran Funding Master Framework Agreement.

1.7    COVENANTS

       The Issuer covenants with the Note Trustee on the terms set out in
       Schedule 5 (Issuer Covenants) of the Arran Funding Master Framework Agreement.

2.     AMOUNT AND ISSUE OF THE SERIES OF NOTES

2.1    ISSUANCE IN SERIES

       The Issuer shall be at liberty from time to time (but subject always to the provisions of this Arran Funding Note Trust Deed) without the consent of the Noteholders or any other beneficiary of the trusts of this Arran Funding Note Trust Deed to create and (subject to the conditions precedent in Clause 2.2 (Constitution of Notes)) issue new Series of Notes upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue of such Series determine, provided that such Series of Notes are not consolidated, and do not form a single Series with any existing Series. A Series of Notes shall be secured on, and only on, such Secured Property as may be specified in the Arran Funding Note Trust Deed Supplement constituting such Series of Notes. The aggregate principal amount of Notes outstanding from time to time may not exceed the Programme Limit.

2.2    CONSTITUTION OF NOTES

       Any Notes of the Series which is to be created and issued pursuant to the provisions of Clause 2.1 (Issuance in Series) shall be constituted pursuant to each Arran Funding Note Trust Deed Supplement.

       On any Issue Date, the Issuer shall procure the registration in the Register of the relevant Note(s) in the name of each relevant initial Noteholder, upon receipt by the Note Trustee of the following:

       2.2.1 an executed Arran Funding Note Trust Deed Supplement (duly stamped or denoted with any applicable stamp duties or other documentation taxes) in respect of the Series of Notes to be issued satisfying the criteria set out in Clause 2.3 below and specifying the Principal Terms (as defined below) of such Series and the supplements, amendments and variations to this Arran Funding Note Trust Deed as a consequence thereof;

       2.2.2 a certificate signed by one director of the Issuer certifying the absence of any Event of Default or Potential Event of Default that is continuing and that the Programme Limit will not be exceeded by the issue of the Notes in question;

       2.2.3     (a)    a legal opinion from Jersey counsel regarding the
                        capacity of the Issuer;

                 (b) a legal opinion from English counsel regarding the legality, validity, enforceability and binding nature of such Arran Funding Note Trust Deed Supplement; and

                 (c) legal opinions from such other counsel and jurisdiction as may be applicable regarding any Secured Property located outside of England and Wales;

       2.2.4 a solvency certificate signed by a duly authorised signatory and dated the Issue Date, from the Issuer;

       2.2.5 the Loan Note Supplement, the relevant Swap Documents (where applicable) and any other relevant document in respect of the Series of Notes; and

       2.2.6 written confirmation from each relevant Rating Agency or from the investment banking firm or commercial bank as applicable pursuant to sub-clause 2.3.2 below.

2.3    ARRAN FUNDING NOTE TRUST DEED SUPPLEMENT

       2.3.1 An Arran Funding Note Trust Deed Supplement shall be executed in order to effect each issuance of a Series of Notes and to create security over the relevant Secured Property relating to such Series of Notes and such Arran Funding Note Trust Deed Supplement shall:

                 (i) be executed by the Issuer, Note Trustee, the Principal Paying Agent, the Agent Bank, the Paying Agent, and, where applicable, the Swap Counterparty and any other party to such Arran Funding Note Trust Deed Supplement;

                 (ii) set out the consent of the Note Trustee to such issue of the Series of Notes which shall be deemed to be given by its execution of the relevant Arran Funding Note Trust Deed Supplement;

                 (iii) constitute, after the issuance of the relevant Series of Notes, a supplement by the Issuer and the Note Trustee to this Arran Funding Note Trust Deed which, in respect of such Series of Notes, shall thereafter be read and construed as supplemented, amended and varied by such Arran Funding Note Trust Deed Supplement;

                 (iv) set out the principal terms of such Series of Notes (all such terms the "PRINCIPAL TERMS") which shall include, without limitation, the following:

                        (1) the Principal Amount Outstanding of the Notes upon issue for such Series;

                        (2)    the Secured Property for such Series;

                        (3)    the Issue Date;

                        (4) the names of any accounts or ledgers to be used in relation to such Series of Notes and the terms governing the operation of any such accounts or ledgers and use of monies therein;

                        (5)    the priority of payments prior to enforcement;

                        (6)    any additional Secured Creditors;

                        (7) the terms governing any deposit into any account provided for such Series; and

                        (8)    any other relevant terms of such Series.

       2.3.2 Notwithstanding that neither the Note Trustee nor the Noteholders may have any right of recourse against the Rating Agencies in respect of confirmation given by such Rating Agencies and relied upon by the Note Trustee pursuant to this sub-clause, each of the Issuer and the Note Trustee shall be entitled to assume without further investigation that the execution of the Arran Funding Note Trust Deed Supplement and the issue of the Notes of the related Series will not be materially prejudicial to the rights, benefits and interests of the Secured Creditors of any other Series and in particular will not be materially prejudicial to the timing and distribution of payments to such other Secured Creditors of such Series if it receives written confirmation from:

                 (i) each relevant Rating Agency that the issue of Notes of the relevant Series will not result in such Rating Agency reducing or withdrawing its then current rating on any outstanding Notes of any other Series; or

                 (ii) if on the relevant Issue Date there is one or more Series then in issue and any such Series are not currently rated by Rating Agencies, an investment banking firm or commercial bank recognised in the United Kingdom in the form of a director's certificate to that effect.

                 Such written confirmation shall be conclusive evidence that the rights, benefits and interests of the Secured Creditors of any other Series have not been materially prejudiced. It is agreed and acknowledged that, notwithstanding the foregoing, a credit rating is an assessment of credit and does not address other matters that may be of relevance to Noteholders. In being entitled to rely on the fact that the Rating Agencies have confirmed that the then current rating of the relevant Series of the Notes would not be adversely affected, it is expressly agreed and acknowledged by the Note Trustee and specifically notified to Noteholders (and to which they are bound by the Conditions) that the above does not impose or extend any actual or contingent liability for the Rating Agencies to the Note Trustee, the Noteholders or any other Person or create any legal relations between the Rating Agencies, the Note Trustee, the Noteholders or any other Person whether by way of contract or otherwise.

       2.3.3 Each Secured Creditor, by its execution of an Arran Funding Note Trust Deed Supplement, or in the case of a Noteholder, by the purchase of the relevant Notes subject to the relevant Conditions, consents and confirms that the security trust constituted for the benefit of the relevant Secured Creditor or Noteholder under this Arran Funding Note Trust Deed and any Arran Funding Note Trust Deed Supplement may be supplemented, amended and varied from time to time in accordance with the terms of this Arran Funding Note Trust Deed, the Conditions and any such additional Arran Funding Note Trust Deed Supplement.

2.4    PAYMENTS IN SPECIFIED CURRENCY

       2.4.1 All payments in respect of, under and in connection with this Arran Funding Note Trust Deed and the Notes to a Noteholder shall be made in the relevant currency as required by the Conditions. All other sums payable shall be payable in sterling PROVIDED THAT:

                 (i) each payment in respect of costs shall be made in the currency in which the same were incurred; and

                 (ii) each payment which is expressed herein to be payable in another currency shall be made in that other currency.

       2.4.2 On each date upon which this Arran Funding Note Trust Deed or any Arran Funding Note Trust Deed Supplement requires an amount to be paid by or on behalf of any party to the Issuer, such party shall, save as expressly provided otherwise herein or in such Arran Funding Note Trust Deed Supplement, make the same available to the Issuer by payment in Sterling and in immediately available funds to such account and bank in London as the Issuer shall have specified in writing for this purpose no later than midday on the day that such amount becomes payable.

2.5    FEES APPLY TO EACH SERIES

       2.5.1 The provisions in the Security Documents concerning costs, expenses, fees, remuneration and other financial obligations (whether arising under indemnities or otherwise) shall, save as specifically provided herein, apply separately to each Series in respect of the costs, expenses, fees, remuneration and financial obligations which arise in respect of such Series. No such amount incurred in respect of any Series will, save as specifically provided herein, be deducted from any amount payable to the Noteholders in respect of any other Series, nor will any such amount be in any other way charged to any other such Noteholders. The provisions of the Security Documents shall be read accordingly.

       2.5.2 If the Note Trustee determines in its sole discretion that any such amounts cannot be considered to be solely referable to a particular Series, it shall be entitled in its sole discretion to allocate such amounts between such Series as it shall consider, those amounts to be referable pro rata in the proportion which the aggregate Principal Amount Outstanding of all Notes in respect of each such Series bears to the aggregate Principal Amount Outstanding of all Notes of all such Series (as at the date such amounts were incurred) in respect of which such amounts were incurred as a whole.

2.6    RELATED AGREEMENTS

       In relation to each Series, if specified in the relevant Arran Funding Note Trust Deed Supplement, the Issuer may enter into one or more Swap Agreements or other related agreements with a Swap Counterparty, under which the Issuer will make payments to such Swap Counterparty and the Swap Counterparty will make payments to the Issuer as specified in such Swap Agreement or other related agreement. Each swap transaction or other form of hedging transaction evidenced by a Swap Agreement and other related agreement will terminate on the date specified in the relevant Arran Funding Note Trust Deed Supplement, unless terminated earlier in accordance with its terms.

3.     COVENANT TO PAY

3.1    COVENANT TO PAY

       The Issuer covenants with the Note Trustee that it shall, as and when any Series becomes due to be redeemed or any principal of any Series becomes due to be repaid in accordance with the Conditions in respect of such Series, unconditionally pay or procure to be paid to or to the order of the Note Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions), until all such payments (both before and after judgment or other order) are duly made, and unconditionally pay or procure to be paid to or to the order of the Note Trustee as aforesaid on the dates provided for in the Conditions interest on the Principal Amount Outstanding (or such other amount as may be specified in the Final Terms) of the Notes and Additional Interest or any of them attributable to such Series outstanding from time to time as set out in the Conditions PROVIDED THAT:

       3.1.1 every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause 3 except to the extent that there is a default in the subsequent payment thereof to the relevant Noteholders in accordance with the Conditions;

       3.1.2 if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Note Trustee except, in the case of payment to the Principal Paying Agent to the extent that there is failure in the subsequent payment to the Noteholders under the Conditions; and

       3.1.3 in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders PROVIDED THAT on further due presentation of the relevant Note, or, (if so provided for the Conditions) the relevant Note Certificate, such payment is in fact made.

       3.1.4     MAXIMUM PAYMENTS

                 No provision contained in the Conditions or the Security Documents will require the Issuer to pay:

                 (a) an amount of principal in respect of a Note which exceeds the Principal Amount Outstanding of such Note; or

                 (b) an amount of interest calculated on any principal amount in excess of such Principal Amount Outstanding;

                        in each case, at the relevant time.

       The Note Trustee will hold the benefit of this covenant and the covenant in Clause 9.1 (Covenant to comply with the Arran Funding Note Trust
       Deed) on trust for the Noteholders in accordance with their respective interests and holds the benefit of the remainder of the Trust Property on trust for the Secured Creditors.

3.2    PAYMENTS TO SECURED CREDITORS

       The Issuer hereby covenants to pay to the Note Trustee all amounts due to the Secured Creditors of a Series in accordance with the order of priority of payments prior to and post enforcement of the security in respect of that Series as set out in the relevant Arran Funding Note Trust Deed Supplement, Condition 4 (Status, Security and Priority of Payments) (in terms of post enforcement) and Clause 12 (Application of Monies) and any other amounts payable by the Issuer hereunder which the Note Trustee determines in its sole discretion are referable or allocable to a Series (the "SECURED OBLIGATIONS") PROVIDED, HOWEVER, that payment of any sum due to a Secured Creditor of such Series made to such Secured Creditor shall, to that extent, satisfy such obligation. This covenant shall only have effect each time obligations are owed to Secured Creditors when the Note Trustee shall hold the benefit of this covenant in relation to each Series on trust for itself and each Secured Creditor of such Series according to their respective interests. For the avoidance of doubt, nothing in this Arran Funding Note Trust Deed shall prevent the Issuer from creating security pursuant to an Arran Funding Note Trust Deed Supplement over specific assets in relation to a Series in favour of a specific sub-group of Secured Creditors or in respect of Secured Obligations in relation to such Series. Subject as provided in the relevant Arran Funding Note Trust Deed Supplement, the provisions of this Arran Funding Note Trust Deed shall, where the context permits, apply to any such Security mutatis mutandis as if it were Secured Property created in respect of Secured Obligations owed to Secured Creditors hereunder.

3.3    DUTIES AND TAXES

       Subject to Clause 2 (Entire Agreement) of the Common Terms, the Issuer shall pay all stamp, registration and other similar taxes and duties (if any) (including any interest and penalties thereon or in connection therewith) which are payable in Jersey, the United Kingdom or the United States upon or in connection with the execution and delivery of this Arran Funding Note Trust Deed and any Arran Funding Note Trust Deed Supplement, and the Issuer will indemnify the Secured Creditors relating to such Series (each an "INDEMNIFIED PARTY") on demand from and against all stamp duty, issue, registration, documentary and other similar taxes (excluding, without limitation and for the avoidance of doubt, VAT) paid by any such Indemnified Party in any such jurisdiction or jurisdictions in connection with any action taken by such Indemnified Party to enforce the obligations of the Issuer under this Arran Funding Note Trust Deed or any Arran Funding Note Trust Deed Supplement in respect of such Series.

3.4    COVENANT OF COMPLIANCE

       The Issuer covenants with the Note Trustee separately in respect of each Series that it will comply with, perform and observe all the provisions of this Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement relating to such Series which are expressed to be binding on it in respect of such Series. The Conditions in respect of each Series shall be binding on the Issuer and each Secured Creditor of such Series. The Note Trustee shall be entitled to enforce the obligations of the Issuer under the Documents in respect of a Series as if the same were set out and contained in this Arran Funding Note Trust Deed.

3.5    ONLY NOTE TRUSTEE TO ACT

       For any Series, only the Note Trustee, at its discretion and without further notice, subject to it being indemnified or secured to its satisfaction, may pursue the remedies available under the general law or under this Arran Funding Note Trust Deed to enforce the rights under this Arran Funding Note Trust Deed or any relevant Arran Funding Note Trust Deed Supplement of the Secured Creditors relating to such Series. No Secured Creditor relating to such Series shall be entitled to proceed directly against the Issuer or the assets of the Issuer to enforce the performance of any of the provisions of this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement or the other Documents (if any) relating to such Series unless the Note Trustee having become bound as aforesaid to take proceedings fails or neglects to do so within a reasonable period of time and such failure or neglect is continuing.

3.6    FOLLOWING AN EVENT OF DEFAULT

       At any time after any Event of Default or Potential Event of Default shall have occurred, which has not have been waived by the Note Trustee or remedied to its satisfaction, the Note Trustee may:

       3.6.1 by notice in writing to the Issuer, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

                 (a) to act thereafter, until otherwise instructed by the Note Trustee, as Agents of the Note Trustee under the provisions of the Security Documents on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Note Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Note Trustee on the trusts of the Security Documents in relation to the Notes on the terms of this Arran Funding Note Trust Deed and available to the Note Trustee for such purpose) and thereafter to hold all Notes and all sums, documents and records held by them in respect of Notes on behalf of the Note Trustee; and/or

                 (b) to deliver up all Note Certificates and all sums, documents and records held by them in respect of Note Certificates to the Note Trustee or as the Note Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

       3.6.2 by notice in writing to the Issuer, require the Issuer to make all subsequent payments in respect of Note Certificates to or to the order of the Note Trustee and, with effect from the issue of any such notice until such notice is withdrawn, (so far as it concerns payments by the Issuer) Clause 12.4 (Payments to Noteholders) shall cease to have effect.

3.7    INTEREST ON THE FLOATING RATE NOTES FOLLOWING EVENT OF DEFAULT

       If the Floating Rate Notes become immediately due and repayable under Condition 10, the rate and/or amount of interest payable in respect of them will be calculated at the same intervals in accordance with Condition 6 as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes become so due and repayable in accordance with Conditions 6 and 10 (with consequential amendments as necessary) except that the Interest Rate need not be published.

3.8    SEPARATE SERIES

       Each issue of Notes pursuant to a Final Terms and an Arran Funding Note Trust Deed Supplement shall form a separate Series of Notes and accordingly, unless for any purpose the Note Trustee in its absolute discretion shall otherwise determine, all the provisions of this Arran Funding Note Trust Deed shall apply mutatis mutandis separately and independently to each Series and in such Clauses and Schedules the expressions "NOTES" and "NOTEHOLDERS" shall be construed accordingly.

4.     SECURITY

4.1    CREATION OF SECURITY

       The Issuer, with full title guarantee and as continuing security for all the monies and other Liabilities payable or owing by it under the Security Documents in respect of all Series issued by it, hereby:

       4.1.1 assigns absolutely by way of first fixed security to the Note Trustee as trustee for the Noteholders all of the Issuer's right, title and interest in and to, and the entire benefit of, the Arran Funding Master Framework Agreement, the Agency Agreement and the Issuer Distribution Account Bank Agreement (and sums received or recoverable thereunder (save to the extent they constitute Jersey Assets)); and

       4.1.2 charges to the Note Trustee by way of first floating charge, the whole of its undertaking and assets to the extent that such undertaking and assets are not effectively encumbered by the security created by or pursuant to this Arran Funding Note Trust Deed or any Arran Funding Note Trust Deed Supplement relating to any Series (save to the extent they constitute Jersey Assets), and the Note Trustee shall hold the benefit of the security created by the assignment and charge pursuant to this Clause 4.1 on trust for itself, the Noteholders and the other Secured Creditors of all Series, PROVIDED THAT such security may only be enforced and the floating charge shall only crystallise in accordance with the provisions of Clause 11 (Enforcement).

4.2    ADDITIONAL SECURITY

       Additional security in respect of each Series or (PROVIDED THAT the Note Trustee consents to the same) in respect of any transaction entered into by the Issuer relating to or connected with any arrangement for the issue of any Notes may be created by or pursuant to this Arran Funding Note Trust Deed and the Arran Funding Note Trust Deed Supplement relating to such Series.

4.3    PROVISIONS RELATING TO SECURITY

       The following provisions of this Clause 4 shall apply to the Security except as may be otherwise specified in such Security Documents.

4.4 Notwithstanding the Security created pursuant to Clause 4.1 (Creation of Security) and Clause 4.2 (Additional Security), the Note Trustee acknowledges that, until it delivers an Enforcement Notice in accordance with Clause 11 (Enforcement):

       4.4.1 payments becoming due to the Issuer under any of the Documents, together with all other monies payable to the Issuer pursuant to any other documents or arrangements to which it is a party, may be made to the Issuer in accordance with the provisions of the relevant Documents or (as the case may be) the documents or arrangements concerned;

       4.4.2 the Issuer may, subject to Clause 4.4.3, exercise its rights, powers and discretions and perform its obligations in relation to the relevant Secured Property and under the Documents in accordance with the provisions of the Documents or (as the case may be) such other documents or arrangements; and

       4.4.3 amounts standing to the credit of any Issuer Distribution Account from time to time may be withdrawn therefrom by the Issuer, but only in accordance with the terms of this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement.

4.5    RIGHTS OF SECURED CREDITORS

       The entitlement of any Secured Creditor (other than the Note Trustee and any Receiver appointed by it) to the relevant Secured Property for a given Series of Notes, unless otherwise specified herein or in the Common Terms, shall be specified in the relevant Arran Funding Note Trust Deed Supplement. If the relevant Arran Funding Note Trust Deed Supplement specifies that any additional party is to be a Secured Creditor of the Secured Property in relation to such Series, the beneficial entitlement of such additional Secured Creditor to a security interest in the relevant Secured Property shall be specified in the relevant Arran Funding Note Trust Deed Supplement.

4.6    ASSIGNMENT OF ISSUER NTD JERSEY SECURED PROPERTY

       To the intent that the Note Trustee (for itself and on trust for the other Secured Creditors of all Series) shall have the Issuer Jersey Security Interest in accordance with the Jersey Security Interests Law as a continuing security for the payment or discharge of the Secured Obligations of all Series, and subject to Clause 11 (Enforcement), the Issuer assigns the Issuer NTD Jersey Secured Property to the Note Trustee (or to such other person acting on its behalf as it shall nominate) in order to create a security interest therein pursuant to
       Article 2(6) of the Jersey Security Interests Law. For the purposes of perfection of such assignment and in connection with the creation of the Issuer Jersey Security Interest pursuant hereto, the Issuer covenants to join with the Note Trustee in giving notice of assignment in the form set out in Schedule 4 (Notice of Assignment - Issuer NTD Jersey Secured Property) forthwith upon demand to each person from whom the Issuer (as assignor) is entitled to claim the Issuer NTD Jersey Secured Property and to procure the acknowledgement of such parties thereto.

4.7    PARTICULARS OF ISSUER JERSEY SECURITY INTEREST

       In respect of the Issuer Jersey Security Interest created pursuant to Clause 4.6 (Assignment of Issuer NTD Jersey Security Property) and for the purposes of Article 3 of the Jersey Security Interests Law and for the avoidance of doubt, it is hereby agreed as follows:

       4.7.1 the debtor in respect of the creation of the Issuer Jersey Security Interest is the Issuer;

       4.7.2 the secured party in respect of the creation of the Issuer Jersey Security Interest is the Note Trustee (acting on behalf of the Secured Creditors), and all rights in connection therewith are to be exercised by the Note Trustee (on its behalf and on behalf of the Secured Creditors) in accordance with the terms of this Arran Funding Note Trust Deed and the Jersey Security Interests Law;

       4.7.3 the collateral in respect of which the Issuer Jersey Security Interest is created comprises the Issuer Jersey Secured Property;

       4.7.4 the events of default in respect of the Issuer Jersey Security Interest are the events set out in Condition 10 (Events of Default); and

       4.7.5 the obligations in respect of which the Issuer Jersey Security Interest is created comprise the Secured Obligations of all Series.

4.8    REASSIGNMENT OF ISSUER JERSEY SECURED PROPERTY

       Following discharge in full of the Secured Obligations of which the Note Trustee has notice, the Note Trustee shall reassign to the Issuer the Issuer Jersey Secured Property.

4.9    LIMITATIONS ON NOTE TRUSTEE'S LIABILITY

       The Note Trustee shall not be responsible for, nor shall it have any liability with respect to, any loss or theft of any Secured Property, shall not be obliged to insure or to procure the insurance of any Secured Property and shall have no responsibility or liability arising from the fact that any Secured Property is registered in its name or held by it or in an account with DTC, Euroclear or Clearstream, Luxembourg or any similar clearing system in accordance with the system's rules or is otherwise held in safe custody by any bank or custodian selected by the Note Trustee.

5.     NOTE TRUSTEE'S POWERS

5.1    EXTENSION AND VARIATION OF LPA POWERS

       For any Series, any time upon or after any part or parts of the Security becomes enforceable, the Note Trustee may, from time to time:

       5.1.1 enter into, make, execute, sign and do all such contracts, agreements, receipts, payments, assignments, transfers, conveyances, assurances and things and bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to any Secured Property as it may think expedient;

       5.1.2 exercise all or any of the powers or rights incidental to the ownership of all or any of the Secured Property and, in particular but without limiting the generality of the foregoing, exercise all rights to enforce the Security against the Secured Property and all rights to attend or vote at any Meeting of the holders of any Secured Property or to give any consent or notification or make any declaration in relation to such securities or any of them;

       5.1.3 without prejudice to the generality of the foregoing, exercise all or any of the powers or rights of the Issuer under or pursuant to any Secured Property;

       5.1.4 without prejudice to the generality of the foregoing, if in its absolute discretion it is of the opinion that the interests of the Noteholders and any other beneficiary of the trusts of this Arran Funding Note Trust Deed will not be materially prejudiced thereby, agree to the transfer of any Secured Property to an account with DTC, Euroclear or Clearstream, Luxembourg or any similar clearing system or the holding thereof in safe custody by the Note Trustee or by a bank or custodian selected by the Note Trustee (and shall not incur any liability by doing so);

       5.1.5 demand, sue for or take any action or institute any proceedings to recover or obtain payment of any amounts which may then be due and payable but which remain unpaid under or in respect of the Secured Property or any part thereof either in its own name or in the name of the Issuer and shall not be liable by so doing; and

       5.1.6 without prejudice to the generality of the foregoing, act generally in relation to the Secured Property in such manner as it may think expedient.

6.     APPOINTMENT AND REMOVAL OF RECEIVER AND ADMINISTRATOR

6.1    APPOINTMENT AND REMOVAL OF RECEIVER

       6.1.1 Subject to sub-clause 6.1.2 below, at any time after all or part of the Security in relation to any one or more Series of Notes issued by the Issuer has become enforceable in accordance with the Conditions, the Note Trustee may by writing appoint any person or persons to be a Receiver of the Secured Property (save to the extent it comprises Jersey Assets) of any such Series, and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply in respect of any such appointment.

       6.1.2 Upon receipt of notice of a petition to a court of competent jurisdiction for an administration order to be made on application by a creditor or creditors of the Issuer, the Note Trustee shall use reasonable endeavours, subject to its being practicable so to do, and provided it has been indemnified and/or secured to its satisfaction, forthwith to appoint a Receiver or Receivers (being, for the avoidance of doubt, an administrative receiver or similar officer falling within the definition of "ADMINISTRATIVE RECEIVER" under Section 29(2) of the Insolvency Act 1986) of the whole of the Secured Property (save to the extent it comprises Jersey Assets) in relation to all Series of Notes outstanding and issued by the Issuer and in relation to the floating charge created pursuant to Clause 4 (Security) subject to the immediately following sentence. The Note Trustee shall only give a notice of crystallisation in respect of the floating charge and/or appoint an administrative receiver thereunder or enforce its rights under the Issuer Jersey Security Interest created pursuant to Clause
                 4.6 (Assignment of Issuer NTD Jersey Secured Property) if it has been instructed so to do by the Noteholders for each outstanding Series and has been indemnified and/or secured to its satisfaction for its costs of so doing. Subject in the case of the Issuer Jersey Security Interest created pursuant to Clause 4.6 (Assignment of Issuer NTD Jersey Secured Property) to Article 8(6)(b) of the Jersey Security Interests Law, any proceeds of enforcement of the Issuer Jersey Security Interest or the floating charge shall be distributed amongst the Secured Creditors of the relevant Series pro rata in the proportion which the aggregate Principal Amount Outstanding of all Notes in respect of each such Series bears to the Aggregate Principal Amount Outstanding of all Notes of all such Series (as at the date such monies were received) in respect of which such monies were received (unless, in relation to any Series, the relevant Arran Funding Note

                 Trust Deed Supplement specifies that any such Series shall be subordinated to any other Series).

       6.1.3 For the purposes of the Issuer Jersey Security Interest created pursuant to Clause 4.6 (Assignment of Issuer NTD Jersey Secured Property), service by the Note Trustee of a notice upon the Issuer specifying the Event of Default in respect of any one or more Series and, if the default is capable of remedy, requiring the Issuer to remedy it, shall constitute notice for the purposes of the Jersey Security Interests Law of an event of default in respect of the Issuer Jersey Security Interest and, subject to the provisions of Articles 6(4) and 8(3) of the Jersey Security Interests Law, the Note Trustee shall have an immediate power of sale over the relevant Issuer NTD Jersey Secured Property, without having to apply to the Royal Court of Jersey for authority to exercise the same.

       6.1.4 The power of sale in respect of the Issuer Jersey Security Interest created pursuant to Clause 4.6 (Assignment of Issuer NTD Jersey Secured Property) shall, subject to the Jersey Security Interests Law, be exercisable by the Note Trustee in such manner as the Note Trustee may in its discretion deem appropriate and with all powers of a beneficial owner notwithstanding that no such beneficial ownership shall have vested in it as such. Subject to the Jersey Security Interests Law but otherwise without any limitation, the Note Trustee may, without liability and subject to the Note Trustee having been indemnified in full and/or provided with security to its satisfaction, sell or dispose of the whole or part of the relevant Issuer NTD Jersey Secured Property at such times and in such manner and generally on such terms and conditions and for such consideration as the Note Trustee may think fit. Any such sale or disposal may be for cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and may be payable immediately or by instalment spread over such a period as the Note Trustee may think fit. The Note Trustee shall have right of recourse to any monies forming part of the Secured Property and may, without liability and subject to the Note Trustee having been indemnified in full to its satisfaction, apply such monies in the payment or discharge of the Secured Obligations as if such monies were proceeds of sale.

       6.1.5 The appointment of any Receiver shall include a direction to the Receiver in relation to those Series in respect of which the specific Security relating to such service has not become enforceable to continue all the existing contracts in relation to such Series and carry on the existing business of the Issuer in relation to such Series.

6.2    INSOLVENCY ACT REQUIREMENTS

       The Note Trustee shall comply with any requirement under the Insolvency Act that any person appointed to be a Receiver be a licenced insolvency practitioner.

7.     PROVISIONS RELATING TO RECEIVER

7.1    PROVISIONS APPLICABLE TO RECEIVER

       If the Note Trustee appoints a Receiver under Clause 6.1 (Appointment and removal of Receiver), the following provisions (subject, in the case of Issuer NTD Jersey Secured Property, to the Jersey Security Interests
       Law) shall have effect in relation thereto:

       7.1.1 Appointment: such appointment may be made either before or after the Note Trustee has taken possession of the relevant Secured Property relating to any Series;

       7.1.2 Powers: such Receiver may be vested by the Note Trustee with such powers and discretions as the Note Trustee may think expedient and, subject to Clause 6.1 (Appointment and removal of Receiver), (i) may sell or concur in selling all or any of such Secured Property, or assign or release all or any of such Secured Property, to any Person save for itself or any of its Affiliates, or (ii) continue the business of the Issuer as a going concern with respect to the Secured Property, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;

       7.1.3 Trustee's directions: such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time which may be made by the Note Trustee;

       7.1.4 Extension of powers: the exclusion of any part of the Secured Property of any Series from the appointment of the Receiver shall not preclude the Note Trustee from subsequently extending his appointment (or that of the Receiver replacing him) to that part;

       7.1.5 Remuneration of Receiver: the Note Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of monies accruing to him in the exercise of his powers as such provided, however, that such remuneration shall only be payable from such sums as are realised in respect of those Series the Secured Property in respect of which are the subject of the appointment of such Receiver.

       7.1.6 Security from Receiver: the Note Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as the Receiver and may fix the nature and amount of the security to be so given but the Note Trustee shall not be bound in any case to require any such security;

       7.1.7 Monies payable to Note Trustee: save insofar as otherwise directed by the Note Trustee, all monies from time to time received by such Receiver shall be paid over forthwith to the Note Trustee to be held by it in accordance with the provisions of Clause 12.1 (Application of Monies) as supplemented by the relevant Arran Funding Note Trust Deed Supplement;

       7.1.8 Receiver as agent of Issuer: every such Receiver shall be the agent of the Issuer for all purposes and the Issuer alone shall be responsible for his acts, defaults and misconduct, and the Note Trustee and the Noteholders and the other beneficiaries of the trusts of this Arran Funding Note Trust Deed shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a person as a Receiver under this Arran Funding Note Trust Deed; and

       7.1.9 Holders not liable for acts of Receiver: none of the Note Trustee and the Noteholders and the other beneficiaries of the trusts of this Arran Funding Note Trust Deed shall be in any way responsible for any misconduct or negligence on the part of any such Receiver.

7.2    MONIES HELD ON TRUST

       Subject in the case of the Issuer NTD Jersey Secured Property to the Jersey Security Interests Law, for each Series, all monies received by the Note Trustee in respect of the Security or the Secured Property relating to such Series shall be held by the Note Trustee upon trust to apply the same as provided in Clause 12.1 (Application of Monies) hereof and the relevant Arran Funding Note Trust Deed Supplement.

7.3    FURTHER ASSURANCE

       For each Series, the Issuer shall execute and do all such assurances, acts and things as the Note Trustee or any Receiver may require (including, without limitation, the giving of notices of assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Security and from time to time and at any time after the Security or any part thereof has become enforceable shall execute and do all such assurances, acts and things as the Note Trustee or any Receiver may require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Secured Property relating to such Series and the exercise of all powers, authorities and discretions vested in the Note Trustee or in any Receiver of all or any of the Secured Property relating to such Series.

7.4    BORROWING POWERS

       For each Series, subject in the case of the Issuer NTD Jersey Secured Property to the Jersey Security Interests Law, the Note Trustee may raise and borrow money on the security of all or any of the Secured Property relating to such Series for the purpose of defraying any Liabilities paid or incurred by it in relation to this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement relating to such Series or in the exercise of any of the powers contained in this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement relating to such Series. The Note Trustee may raise and borrow such money at such rate of interest and generally on such terms and conditions as it shall think fit and may secure the repayment of the money so raised or borrowed with interest on the same by mortgaging or otherwise charging all or any of the Secured Property relating to such Series in such manner and form as the Note Trustee may think fit (which mortgage or other charge may rank in priority to, pari passu with or after the Security) and for such purposes may execute and do all such assurances and things as it may think fit and no person lending any such money shall be concerned to enquire as to the propriety or purpose of the exercise of any power of the Note Trustee or to see to the application of any money so raised or borrowed.

7.5    APPOINTMENT OF ATTORNEYS

       For the purpose of securing the interests of the Note Trustee and the other Secured Creditors whether under or pursuant to this Arran Funding Note Trust Deed or any Document or in relation to the Secured Property and the performance of its obligations to the Secured Creditors, whether under or pursuant to this Arran Funding Note Trust Deed or any Document or in relation to the Secured Property, the Issuer irrevocably for value and by way of security hereby severally appoints the Note Trustee and every Receiver of the Secured Property or any part thereof to be its attorney (with full power to appoint substitutes or to sub-delegate, including power to authorise the person so appointed to make further appointments) on behalf of the Issuer and in its name or otherwise, to execute any document or do any assurance, act or thing which the Issuer ought to execute or do pursuant to this Arran Funding Note Trust Deed and generally on its behalf and in its name or otherwise, to execute any document or do any assurance, act or thing which the Note Trustee or such Receiver (or such substitute or delegate) may, in its or his absolute discretion, properly consider appropriate in connection with the exercise or enforcement of any of the rights, powers, authorities or discretions conferred on the Note Trustee or the Receiver under or pursuant to this Arran Funding Note Trust Deed or any Document. The Issuer hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney does or purports to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause 7.5. For the avoidance of doubt, this power of attorney is granted, inter alia, pursuant to Article 5 of the Powers of Attorney (Jersey) Law 1995 for the purposes of facilitating the Note Trustee's powers hereunder and under the Jersey Security Interests Law in respect of each Issuer Jersey Security Interest.

7.6    NO LIABILITY

       For each Series, the Note Trustee shall not, nor shall any Receiver appointed as aforesaid nor any attorney, agent or delegate of the Note Trustee by reason of taking possession of or having assigned to it all or any of the Secured Property relating to such Series or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of, all or any of the Secured Property relating to such Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to all or any of the Secured Property relating to such Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Secured Property relating to such Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to this Arran Funding Note Trust Deed as supplemented by the relevant Arran Funding Note Trust Deed Supplement relating to such Series or otherwise.

7.7    POWERS ADDITIONAL TO LPA AND INSOLVENCY ACT POWERS

       For each Series, the powers conferred by this Arran Funding Note Trust Deed in relation to all or any of the Secured Property in respect of such Series on the Note Trustee or on any Receiver of all or any of the Secured Property shall (save to the extent they relate to Jersey Assets) be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the Law of Property Act 1925 and the Insolvency Act and where there is any ambiguity or conflict between the powers contained in such Act and those conferred by this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement the terms of this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement shall prevail. The powers conferred by this Arran Funding Note Trust Deed on the Note Trustee in relation to all or any of the Issuer NTD Jersey Secured Property shall be subject to the Jersey Security Interests Law.

7.8    PROTECTION OF THIRD PARTIES

       For each Series, no person dealing with the Note Trustee or with any Receiver of all or any of the Secured Property in respect of such Series appointed by the Note Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement in relation to such Secured Property in respect of such Series are or may be exercisable by the Note Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protection to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Note Trustee or any such Receiver in like manner as if the statutory powers of sale and of appointing a receiver in relation to such Secured Property in respect of such Series had not been varied or extended by this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement.

8.     THE NOTES

8.1    GLOBAL NOTE CERTIFICATES

       8.1.1 Each Sub-Class of Notes of each Series will be initially represented by a Global Note Certificate.

       8.1.2 Interests in the Global Note Certificate shall be exchangeable, in accordance with their terms for Individual Note Certificates.

8.2    INDIVIDUAL NOTE CERTIFICATES

       Individual Note Certificates will not be security printed unless required by applicable legal and Stock Exchange requirements and will be substantially in the form set out in Part B of Schedule 1 (Form of Individual Note Certificate). Individual Note Certificates have the Conditions attached thereto.

8.3    SIGNATURE

       The Note Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Note Certificate he no longer holds that office. Note Certificates so executed and duly authenticated will be binding and valid obligations of the Issuer.

9.     COVENANTS

9.1    COVENANT TO COMPLY WITH THE ARRAN FUNDING NOTE TRUST DEED

       The Issuer, in respect of each Series, hereby covenants with the Note Trustee on the terms of the Issuer Covenants and covenants to comply with those provisions of the other Documents, this Arran Funding Note Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes are subject to the provisions contained in the Security Documents, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively.

9.2    NOTE TRUSTEE MAY ENFORCE CONDITIONS

       The Note Trustee shall itself be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Arran Funding Note Trust Deed which shall be read and construed as one document with the Notes.

9.3    COMPLIANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000

       The Note Trustee represents and warrants that it is an authorised person under Section 19 of FSMA and that in any case, it does not need to be so in order to enforce its rights under the Security Documents.

10.    AMENDMENTS AND SUBSTITUTION

10.1   WAIVER

       The Note Trustee may, without any consent or sanction of the Noteholders or any other Secured Creditor and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the holders of the Most Senior Class of Notes of the relevant Series shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem fit and proper to it, any breach or proposed breach of any of the covenants or provisions contained in the Security Documents or the Notes or any of the other Documents in relation to such Series or determine that any Event of Default or Potential Event of Default in relation to such Series shall not be treated as such for the purposes of the Security Documents; any such authorisation, waiver or determination shall be binding on the Noteholders of such Series and the other Secured Creditors and, unless the Note Trustee agrees otherwise, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders of such Series as soon as practicable thereafter in accordance with the Conditions; PROVIDED THAT the Note Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Most Senior Class of Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Basic Terms Modification.

10.2   MODIFICATIONS

       The Note Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer in making
       (a) any modification to the Conditions, the Security Documents (other than in respect of Basic Terms Modification or any provision of the Security Documents referred to in that specification) or the Notes or the other Documents or any Relevant Document which in the opinion of the Note Trustee it may be proper to make provided the Note Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the holders of the Most Senior Class of Notes of the relevant Series or (b) any modification to the Security Documents, the other Documents, the Conditions, the Notes or any Relevant Documents if in the opinion of the Note Trustee such modification is of a formal, minor or technical nature or made to correct an error which in the sole opinion of the Note Trustee is considered to be such. Any such modification shall be binding on the Noteholders and, unless the Note Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions and the other Documents.

10.3   SUBSTITUTION

       10.3.1 Procedure: The Note Trustee may, without the consent of the Noteholders or other Secured Creditors, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of any other body corporate (the "SUBSTITUTED ISSUER") as the principal debtor in respect of the Security Documents, the Notes and the other Secured Obligations of any Series if:

                 (a) an Arran Funding Note Trust Deed is executed or some other written form of undertaking is given by the Substituted Issuer to the Note Trustee, in form and manner satisfactory to the Note Trustee, agreeing to be bound by the terms of the Security Documents, the Notes with any consequential amendments which the Note Trustee may deem appropriate as fully as if the Substituted Issuer had been named in the Security Documents and the other Documents and on the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);

                 (b) the Issuer (or any previous substitute) and the Substituted Issuer execute such other deeds, documents and instruments (if any) as the Note Trustee may require in order that the substitution is fully effective and comply with such other requirements as the Note Trustee may direct in the interests of the Noteholders and the other Secured Creditors;

                 (c) where all or substantially all the assets of the Issuer or any previous substitute are transferred to the Substituted Issuer, the Substituted Issuer:

                        (i) acquires the Issuer's (or such previous substitute's) equity of redemption in the Secured Property (other than the undertaking of the Issuer or any previous substitute);

                        (ii) becomes a party to all the Documents to which the Issuer (or such previous substitute) is a party;

                        (iii) acknowledges the Security and the other matters created and effected in respect thereof pursuant to the Security Documents; and

                        (iv) takes all such action as the Note Trustee may require so that the Secured Property continues to be subject to the Security and the other matters created and effected in respect thereof pursuant to the Security Documents and otherwise effected or maintained in all respects corresponding to those previously subsisting on the part of the Issuer or such previous substitute;

                 (d) (unless all or substantially all of the assets of the Issuer or any previous substitute are transferred to the Substituted Issuer) an unconditional and irrevocable guarantee limited in recourse to and secured only on the Secured Property in form and substance satisfactory to the Note Trustee is given by the Issuer (or such previous substitute) of the obligations of any Substituted Issuer under the Security Documents, the Notes and the other Documents;

                 (e)    the Note Trustee is provided with a legal opinion that
                        (i) the Substituted Issuer has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Security Documents, the Notes and the other Secured Obligations in place of the Issuer (or such previous substitute as aforesaid) and
                        (ii) such approvals and consents are at the time of substitution in full force and effect;

                 (f) the Substituted Issuer is a single purpose company similar to, and with like constitution as, and having substantially the same restrictions and prohibitions on its activities and operations as the Issuer, undertakes to be bound by provisions corresponding to those set out in the Conditions and satisfies the SPV Criteria;

                 (g) without prejudice to the rights of reliance of the Note Trustee under sub-clause 10.3.4 (Directors' certification) the Note Trustee is satisfied that the said substitution is not materially prejudicial to the interests of all the holders of Most Senior Class of Notes outstanding of each Series;

                 (h) the Note Trustee is provided with any further legal opinions in respect of such substitution in form and substance satisfactory to it; and

                 (i) each of the Rating Agencies confirms in writing to the Note Trustee that each of its ratings of all Notes in issue will not be lowered as a result of such substitution.

       10.3.2 Change of governing law: In connection with any proposed substitution of the Issuer or any previous substitute, the Note Trustee may, in its absolute discretion and without the consent of the Noteholders or the other Secured Creditors agree to a change of the law from time to time governing the Notes and/or the Security Documents PROVIDED THAT such change of law, in the opinion of the Note Trustee, would not be materially prejudicial to the interests of all the holders of the Most Senior Class of Notes outstanding of each Series.

       10.3.3 Extra duties: The Note Trustee shall be entitled to refuse to approve any Substituted Issuer if, pursuant to the law of the country of incorporation of the Substituted Issuer, the assumption by the Substituted Issuer of its obligations hereunder imposes (in the opinion of the Note Trustee) responsibilities and Liabilities on the Note Trustee over and above those which have been assumed under the Security Documents;

       10.3.4 Directors' certification: If any two directors of the Substituted Issuer certify that immediately prior to the assumption of its obligations as Substituted Issuer under the Security Documents the proposed Substituted Issuer is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Issuer, the Note Trustee need not have regard to the financial condition, profits or prospects of the proposed Substituted Issuer or compare the same with those of the Issuer (or of any previous substitute under this Clause) or have regard to the possibility of avoidance of the Security or any part thereof on the grounds of insolvency or the proximity to insolvency, liquidation or some other event of the creation of the Security;

       10.3.5 Interests of Noteholders: In connection with any proposed substitution, the Note Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the other Secured Creditors resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or other Secured Creditor shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or other Secured Creditors.

       10.3.6 Release of Issuer: Any agreement by the Note Trustee pursuant to sub-clause 10.3.1 (Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute) from all of its obligations as principal debtor under the

                 Notes, the Security Documents and the other Secured Obligations (but without prejudice to its liabilities under any guarantee given pursuant to paragraph (d) of sub-clause
                 10.3 (Substitution)).

       10.3.7 Completion of substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Issuer shall be deemed to be named in the Security Documents, the Notes and the other Documents as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and the Security Documents, the Notes and the other Documents shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in the Security Documents, Notes and the other Documents to the Issuer shall be deemed to be references to the Substituted Issuer.

11.    ENFORCEMENT

11.1   SECURITY ENFORCEABLE

       The Security in relation to any Series shall become enforceable upon the Note Trustee giving an Enforcement Notice pursuant to the terms of this Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement to the Issuer subsequent to an Event of Default in respect of such Series or as otherwise provided in the applicable Final Terms and/or the Arran Funding Note Trust Deed Supplement for such Series.

11.2   ENFORCEMENT NOTICE

       The Note Trustee shall not be bound to give any Enforcement Notice in respect of any Series of Notes, pursuant to Clause 11.1 (Security Enforceable), unless:

       11.2.1 in relation to the Security created pursuant to any Arran Funding Note Trust Deed Supplement, it shall have been so requested in writing by the holders of at least one-quarter in aggregate principal amount of the Notes of the Most Senior Class outstanding of the relevant Series or it shall have been so directed by an Extraordinary Resolution of the holders of the Notes of the Most Senior Class outstanding of the relevant Series;

       11.2.2 in relation to the Security created pursuant to Clause 4.1 (Creation of Security) and Clause 4.6 (Assignment of Issuer NTD Jersey Secured Property), it shall have been requested in writing by the holders of a least one-quarter in aggregate principal amount of the Most Senior Class of Notes outstanding of all Series or it shall have been directed by an Extraordinary Resolution of such holders; and

       11.2.3 it shall have been indemnified and/or secured to its satisfaction,

       and PROVIDED THAT the Note Trustee shall not be held liable for the consequence of the taking of any such action and may take such action without having regard to the effect of such action on individual Noteholders or any other beneficiary of this Arran Funding

       Note Trust Deed in relation to that Series or all or any of the Noteholders or any other beneficiary of the Security Documents in relation to any other Series.

11.3   LEGAL PROCEEDINGS

       At any time after the service of an Enforcement Notice pursuant to Clause 11.1 (Security Enforceable) and Clause 11.2 (Enforcement Notice) and in accordance with the terms of these Clauses, the Note Trustee:

       11.3.1 may at its discretion (but without being under any obligation to do so) and without further notice; or

       11.3.2    shall, if:

                 (a) so instructed in writing by the holders of at least one-quarter in aggregate principal amount of the Notes of the Most Senior Class outstanding of the relevant Series; or

                 (b) it shall have been so directed by an Extraordinary Resolution of the holders of the Notes of the Most Senior Class outstanding of the relevant Series; and

                 (c) it shall have been indemnified and/or secured to its satisfaction,

       recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest and any other sums secured under the Security Documents remaining unpaid and take:

       11.3.3 such other steps and/or institute such proceedings as it may think fit against, or in relation to, the Issuer, and/or

       11.3.4 such steps as it may think fit to enforce the security created in favour of the Note Trustee by, and contained in, this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement, and/or

       11.3.5 such steps as it may think fit to enforce the Issuer's obligations under this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement including, without limitation, to enforce repayment of the relevant Notes together with accrued interest and any other monies payable pursuant to this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement, PROVIDED THAT the Note Trustee shall be bound by the terms of this Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement in determining the priority in which any monies received by it shall be applied. In enforcing the security created in favour of the Note Trustee by and contained in this Arran Funding Note Trust Deed (other than in relation to the Floating Charge created pursuant to Clause 4 (Security), which shall be enforced as detailed in Clause 11.2 (Enforcement Notice)), the Note Trustee shall only take steps to realise assets which are (i) secured both by this Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement for the relevant Series which is the subject of enforcement and/or (ii) not already secured by a fixed charge in favour of any other Series pursuant to the relevant Arran Funding Note Trust Deed Supplement.

11.4   POWER OF SALE

       Subject in the case of the Issuer NTD Jersey Secured Property to the Jersey Security Interest Law, at any time after the Security in relation to any Series has become enforceable, the Note Trustee may take possession of all or any of the Secured Property in relation to such Series and may sell, call in, collect and convert into money, and enforce any rights it may have in respect of, all or any of the Secured Property relating to the relevant Series of Notes in respect of which the Security has become enforceable, in such manner and upon such terms as the Note Trustee may think fit and so that the power of sale conferred by Section 101 of the Law of Property Act 1925 (but free from the restrictions imposed by Sections 93 and 103 of such Act) shall apply and have effect on the basis that the Security Documents constitute a mortgage within the meaning of that Act and the Note Trustee is a mortgagee exercising the power of sale conferred upon mortgagees by that Act; provided, however, that the statutory power of sale (as extended by the Security Documents) and the other powers of the Note Trustee referred to above shall, in relation to the property which is secured by the Issuer pursuant to Clause 4.1 (Creation of Security), only be exercisable by the Note Trustee after the Security in respect of all Notes then outstanding and issued by such Issuer has become enforceable.

11.5   EVIDENCE OF DEFAULT

       Should the Note Trustee take legal or other proceedings against the Issuer to enforce any of the provisions of the Notes, or any of them or any of the provisions of this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement, proof therein that, as regards any Note of any Series, the Issuer has made default in paying any principal or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes of such Series in respect of which the relevant payment is then due and payable. The Note Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee and the Secured Creditors allowed in any judicial proceedings relating to the Issuer, its auditors or its property.

11.6   ENFORCEMENT OF SECURITY

       The Note Trustee may only enforce the Security created pursuant to Clause 4.1 (Creation of Security) and Clause 4.6 (Assignment of Issuer NTD Jersey Secured Property) if so instructed by the Holders of the Most Senior Class of Notes outstanding of each and every Series at a Meeting duly convened and held in accordance with Schedule 3 (Provisions for Meetings of Noteholders).

11.7   CREDITOR INFORMATION

       In the event that the Note Trustee enforces the Security as set out in this Clause 11 (Enforcement), the Issuer acknowledges, that on demand from the Note Trustee, it will provide to the Note Trustee a certificate detailing the amounts owed by the Issuer to third party creditors. For the avoidance of doubt, the Note Trustee will be entitled to rely on this certificate absolutely and without further investigation.

12.    APPLICATION OF MONIES

12.1   APPLICATION OF MONIES

       All monies received by the Note Trustee in respect of the Notes of any Series or amounts payable under the Security Documents will despite any appropriation of all or part of them by the Issuer (including any monies which represent principal or interest in respect of Notes which have become void under the Conditions) be held by the Note Trustee on trust to apply them (subject to Clause 12.2 (Investment of Monies)), if received prior to the delivery of an Enforcement Notice, in accordance with the priority of application of amounts prior to enforcement of the Security contained in the relevant Arran Funding Note Trust Deed Supplement and, if received after delivery of an Enforcement Notice in accordance with the order of priority contained in Condition 4 (Application of Proceeds Upon Enforcement), subject in the case of the Issuer NTD Jersey Secured Property to the Jersey Security Interests Law.

12.2   INVESTMENT OF MONIES

       If, upon enforcement of the Security, the amount of the monies at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 12.1 (Application of Monies) shall be less than a sum sufficient to pay at least one-tenth of the Principal Amount Outstanding of the Notes of such Series then outstanding, the Note Trustee may, at its discretion, subject in the case of the Issuer NTD Jersey Secured Property to the Jersey Security Interests Law, invest such monies upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Note Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the Principal Amount Outstanding of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in accordance with the order of priority contained in Condition 4 (Application of Proceeds Upon Enforcement).

12.3   AUTHORISED INVESTMENTS

       Any monies which under the Security Documents may be invested by the Note Trustee may be invested in the name or under the control of the Note Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust monies or in any other investments, whether similar to those aforesaid or not, which may be selected by the Note Trustee or by placing the same on deposit in the name or under the control of the Note Trustee with such bank or other financial institution as the Note Trustee may think fit and in such currency as the Note Trustee in its absolute discretion may determine and the Note Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any monies so deposited into any other currency and shall not be responsible for any

       Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

12.4   PAYMENT TO NOTEHOLDERS

       The Note Trustee shall, after the delivery of an Enforcement Notice, give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 12.1 (Application of Monies). Any payment to be made in respect of the Notes of any Series by the Issuer or the Note Trustee may be made in the manner provided in the Conditions, the Agency Agreement and the Security Documents and any payment so made shall be a good discharge to the extent of such payment by the Issuer or the Note Trustee (as the case may be).

12.5   PRODUCTION OF NOTES CERTIFICATES

       Upon any payment under Clause 12.4 (Payment to Noteholders) of principal or interest, the Note or Note Certificate in respect of which such payment is made shall, if the Note Trustee so requires, be produced to the Note Trustee or the Paying Agent by or through whom such payment is made and the Note Trustee shall (a) in the case of part payment, require the Registrar to make a notation on the Register of the amount and date of payment or (b) in the case of payment in full, cause the relevant Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

13.    FURTHER ASSURANCES

       The Note Trustee (at the expense of the Issuer) agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer more fully to effect the purposes of this Arran Funding Note Trust Deed and each Arran Funding Note Trust Deed Supplement.

14.    TERMS OF APPOINTMENT

       Subject, in the case of the Issuer Jersey Secured Property, to the Jersey Security Interests Law, the Note Trustee shall have all powers conferred upon trustees by the Trustee Acts (which provisions shall except as expressly provided in this clause be in lieu of the provisions contained in section 315(a) of the TIA) and by way of supplement to the Trustee Act 1925 and the Trustee Act 2000, it is expressly declared as follows:

       14.1.1 ADVICE: The Note Trustee may in relation to this Arran Funding Note Trust Deed and any relevant Arran Funding Note Trust Deed Supplement act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Note Trustee, the Issuer, any Agent or any other Secured Creditor) and shall not be responsible for any liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, e-mail or facsimile transmission and the Note Trustee shall not, in the absence of negligence or wilful misconduct or fraud on the part of the Note Trustee, be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same contains some error or is not authentic and whether or not addressed to the Note Trustee;

       14.1.2 CERTIFICATE OF DIRECTORS OR AUTHORISED SIGNATORIES: the Note Trustee may call for and shall be at liberty to accept a certificate signed by two Directors and/or two Authorised Signatories of the Issuer (or other person duly authorised on its behalf):

                 (a) as to any fact or matter prima facie within the knowledge of the Issuer; and

                 (b) a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient;

                 as sufficient evidence that such is the case and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

       14.1.3 RESOLUTION OR DIRECTION OF NOTEHOLDERS: the Note Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any Meeting in respect whereof minutes have been made and signed or upon a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the Meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not signed by the proper persons or was not valid or binding upon the Noteholders;

       14.1.4 RELIANCE ON CERTIFICATION OF CLEARING SYSTEM: the Note Trustee may call for any certificate or other documents issued by DTC, Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of Notes is clearly identified together with the amount of such holding. The Note Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document purporting to be issued by DTC, Euroclear, Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

       14.1.5 CERTIFICATES OF OTHER PARTIES TO THE DOCUMENTS: the Note Trustee shall be entitled to call for and rely upon a certificate, reasonably believed by it to be genuine, of:

                 (a) any of the parties to any of the Documents, in respect of every matter and circumstance for which a certificate is expressly provided for under the Security Documents, the Conditions or the other Documents; and

                 (b) the Auditors or, if applicable, the liquidator (if any) of the Issuer as to the amounts to be paid to Secured Creditors in accordance with the order of priority of application of amounts prior to and following enforcement provided in the relevant Arran Funding Note Trust Deed Supplement;

                 as sufficient evidence thereof, and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability or inconvenience that may be occasioned by its failing to do so;

       14.1.6 NOTE TRUSTEE NOT RESPONSIBLE FOR INVESTIGATIONS: the Note Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in the Security Documents, the other Documents, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof and shall assume the accuracy and correctness thereof nor shall the Note Trustee, by execution of the Security Documents, be deemed to make any representation as to the validity, sufficiency or enforceability of either the whole or any part of the Security Documents;

       14.1.7 NO LIABILITY AS A RESULT OF THE DELIVERY OF A CERTIFICATE: the Note Trustee shall have no liability whatsoever for any Liability directly or indirectly suffered or incurred by the Issuer, Secured Creditor or any other person as a result of any determination as to material prejudice pursuant to sub-clause 14.2.1 (Note Trustee's determination) on the basis of an opinion formed by it in good faith;

       14.1.8 NOTES HELD BY THE ISSUER: in the absence of knowledge or express notice to the contrary, the Note Trustee may assume without enquiry (other than requesting a certificate of the Issuer) under this sub-clause 14.1.8 (Notes held by Issuer), that no Notes are for the time being held by or for the benefit of the Issuer;

       14.1.9 FORGED NOTES: the Note Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note Certificate as such and subsequently found to be forged or not authentic;

       14.1.10 ENTRY ON THE REGISTER: the Note Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

       14.1.11   EVENTS OF DEFAULT: Except to the extent required pursuant to section 315(b) of the TIA, the Note Trustee shall not be bound to give notice to any person of the execution of the Security Documents or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and under the Security Documents and the other Documents and no event has happened as a consequence of which any of the Notes may become repayable;

       14.1.12   INTERESTS OF ACCOUNTHOLDERS OR PARTICIPANTS: so long as any
                 Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof;

       14.1.13 LEGAL OPINIONS: the Note Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

       14.1.14 PROGRAMME LIMIT: the Note Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;

       14.1.15 NOTE TRUSTEE NOT RESPONSIBLE: the Note Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Arran Funding Note Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Arran Funding Note Trust Deed or any other document relating thereto. In addition, subject to Clause 14.6 below, the Note Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions thereunder;

       14.1.16 FREEDOM TO REFRAIN: notwithstanding anything else contained in the Security Documents or the other Documents, the Note Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

       14.1.17 RIGHT TO DEDUCT OR WITHHOLD: notwithstanding anything contained in the Security Documents or any of the other Documents, to the extent required by any applicable law, if the Note Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it under the Security Documents or if the Note Trustee is or will be otherwise charged to, or is or may become liable to, tax (excluding, for the purposes of this sub-clause 14.1.17, VAT and any tax on its profits) as a consequence of performing its duties under the Security Documents or the other Documents whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Note Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Arran Funding Note Trust Deed (other than in connection with its remuneration as provided for herein or its profits) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Note Trustee in connection with the trusts of this Arran Funding Note Trust Deed (other than the remuneration herein specified or its profits) or otherwise, then the Note Trustee shall notify the Issuer of such requirement prior to making the proposed retention and thereafter shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax (excluding VAT and any tax on its profits) which relates to sums so received or distributed or to discharge any such other liability of the Note Trustee to such tax from the funds held by the Note Trustee upon the trusts of the Security Documents;

       14.1.18 ADVICE REGARDING MARKET PRACTICE: the Note Trustee may rely and act upon the advice of an investment bank when having regard to the then current market practice or any other matter which falls within Conditions 6 (Interest), 7 (Redemption and Purchase) and 8 (Payments) and shall not be responsible for any loss occasioned by so acting; and

       14.1.19 INFORMATION: it is a term of the trust created in this Arran Funding Note Trust Deed, that, except where expressly provided otherwise, the Note Trustee receives any information provided to it for information purposes only and the Note Trustee will not and is not expected routinely to review or monitor such information.

14.2   NOTE TRUSTEE'S POWERS AND DUTIES

       14.2.1 NOTE TRUSTEE'S DETERMINATION: The Note Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of the Security Documents or contained in the Notes or any other Documents is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Note Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders such certificate shall be conclusive and binding upon the Issuer and the Secured Creditors;

       14.2.2 DETERMINATION OF QUESTIONS: the Note Trustee as between itself and the other Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of the Security Documents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee and the other Secured Creditors;

       14.2.3 NOTE TRUSTEE'S DISCRETION: the Note Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Arran Funding Note Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Note Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Note Trustee is under the provisions of this Arran Funding Note Trust Deed bound to act at the request or direction of the Noteholders, the Note Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Without limiting the general statement above, the Note Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Note Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power;

       14.2.4 NOTE TRUSTEE'S CONSENT: any consent given by the Note Trustee for the purposes of the Security Documents, the Notes and the other Documents may be given on such terms and subject to such conditions (if any) as the Note Trustee may require and (notwithstanding any provision to the contrary) may be given retrospectively;

       14.2.5 CONVERSION OF CURRENCY: where it is necessary or desirable for any purpose in connection with the Security Documents to convert any sum from one currency to another it shall (unless otherwise provided by the Security Documents or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Note Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuer, the Noteholders and the other Secured Creditors;

       14.2.6 APPLICATION OF PROCEEDS: the Note Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Global Note Certificate for Individual Note Certificates or the delivery of any Note or Note Certificate to the persons entitled to them;

       14.2.7 AGENTS: the Note Trustee may, in the conduct of the trusts created pursuant to the Security Documents instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee (including the receipt and payment of money) and, if the Note Trustee exercises reasonable care in selecting any such person, the Note Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any liability incurred by any misconduct or default on the part of, any such person;

       14.2.8 DELEGATION: the Note Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by the Security Documents, act by responsible officer(s) for the time being of the Note Trustee and the Note Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Arran Funding Note Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by the Security Documents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Note Trustee) as the Note Trustee may think fit in the interests of the Noteholders and, if the Note Trustee exercises reasonable care in selecting any such person, the Note Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

       14.2.9 CUSTODIANS AND NOMINEES: the Note Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Note Trustee may determine, including for the purpose of depositing with a custodian this Arran Funding Note Trust Deed or any other Documents and the Note Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Note Trustee is not obliged to appoint a custodian if the Note Trustee invests in securities payable to bearer;

       14.2.10 CONFIDENTIAL INFORMATION: the Note Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder confidential information or other information made available to the Note Trustee by the Issuer in connection with this Arran Funding Note Trust Deed and no Noteholder shall be entitled to take any action to obtain from the Note Trustee any such information;

       14.2.11 NOTEHOLDERS AS A CLASS: without prejudice to the provisions of sub-clause 14.2.12 (Consideration of the interests of the Noteholder and the other Secured Creditors) whenever in the Security Documents the Note Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class. The Note Trustee shall not be obliged to have regard to the consequences (including the tax consequences) of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected in any way with, or subject to the jurisdiction of, any particular territory or taxing jurisdiction;

       14.2.12 CONSIDERATION OF THE INTERESTS OF THE NOTEHOLDERS AND THE OTHER SECURED CREDITORS: the Note Trustee shall, as regards all the powers, trusts, authorities, duties and discretions vested in it by the Security Documents, the other Documents or the Notes, except where expressly provided otherwise, have regard to the interests of both the Noteholders and the other Secured Creditors, but if, in the Note Trustee's sole opinion, there is a conflict between their interests, it will have regard solely to the interests of the Noteholders and no other Secured Creditor shall have any claim against the Note Trustee for so doing. Where, in the opinion of the Note Trustee there is a conflict between the interests of holders of any of the classes of Notes of a particular series the Note Trustee shall in the exercise of its duties, powers and discretions, have regard solely to the interests of the Most Senior Class;

       14.2.13 DETERMINATION OF MATERIAL PREJUDICE: Notwithstanding that none of the Note Trustee and the Noteholders may have the right of recourse against the Rating Agencies in respect of confirmation given by such Rating Agencies and relied upon by the Note Trustee pursuant to this sub-clause, the Note Trustee shall be entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to the Notes, the Security Documents or any of the other Documents, that such exercise will not be materially prejudicial to the interests of the Noteholders if the Rating Agencies have confirmed in writing that the then current rating of the Notes would not be adversely affected by such exercise. It is agreed and acknowledged that, notwithstanding the foregoing, a credit rating is an assessment of credit and does not address other matters that may be of relevance to Noteholders. In being entitled to rely on the fact that the Rating Agencies have confirmed the then current rating of the relevant Notes would not be adversely affected, it is expressly agreed and acknowledged by the Note Trustee and specifically notified to Noteholders (and to which they are bound by the Conditions) that the above does not impose or extend any actual or contingent liability for the Rating Agencies to the Note Trustee, the Noteholders or any other Person or create any legal relations between the Rating Agencies and the Note Trustee, the Noteholders or any other Person whether by way of contract or otherwise;

       14.2.14 NO OBLIGATION TO MONITOR PERFORMANCE: the Note Trustee shall be under no obligation to monitor or supervise the performance by the Issuer or any of the other Transaction Parties of their respective obligations under the Documents or under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations and that no Pay Out Event or Series Pay Out Event has occurred, unless it receives express notice to the contrary;

       14.2.15 MAINTENANCE OF RATING: the Note Trustee shall not be responsible for the maintenance of the Ratings, for the consequence on any Rating of any exercise of its duties, powers and discretions or for the obtaining or maintaining of any listing in respect of the Notes. Notwithstanding that none of the Note Trustee and the Noteholders may have the right of recourse against the Rating Agencies in respect of confirmation given by such Rating Agencies and relied upon by the Note Trustee pursuant to this sub-clause, the Note Trustee shall be entitled but not bound to assume, for the purposes of exercising any powers, authority or discretion under or in relation to the Notes and this Arran Funding Note Trust Deed or any Document that such exercise will not be materially prejudicial to the interests of the Noteholders if each of the Rating Agencies which is then rating the relevant class of Notes has confirmed that the current rating of the relevant class of Notes would not be adversely affected by such exercise. It is agreed and acknowledged that, notwithstanding the foregoing, a credit rating is an assessment of credit and does not address other matters that be of relevance to Noteholders. In being entitled to rely on the fact that the Rating Agencies have confirmed that the then current rating of the relevant Notes would not be adversely affected, it is expressly agreed and acknowledged by the Arran Funding Note Trustee and specifically notified to Noteholders (and to which they are bound by the Conditions) that the above does not impose or extend any actual or contingent liability for the Rating Agencies to the Note Trustee, the Noteholders or any other Person or create any legal relations between the Rating Agencies and the Note Trustee, the Noteholders or any other Person whether by way of contract or otherwise;

       14.2.16 RESPONSIBILITY FOR DETERMINATION OF CERTAIN MATTERS: the Note Trustee acknowledges that the Agent Bank is responsible, pursuant to the Conditions for determining the amount of principal and interest payable in respect of each Series of Notes and the Note Trustee shall have no responsibility to recalculate any such amounts. If the Agent Bank does not at any time for any reason determine such amounts, the Note Trustee may so determine the same and such calculation shall be deemed to have been made by the Agent Bank pursuant to the Conditions and the Note Trustee shall have no liability in respect thereof other than as a result of the wilful default, negligence or fraud of the Note Trustee;

       14.2.17 CLEARING SYSTEMS CONFIRMATION: The Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid and that having rejected any certificate or other document issued by any clearing system as the nominal of the Notes beneficially owned by any person or any other matter (and any such certificate or other documents so accepted by the Note Trustee shall, in the absence of manifest error, be binding for all purposes);

       14.2.18 APPOINTMENT: Under no circumstances shall the Note Trustee be responsible for the appointment of a successor Servicer; and

       14.2.19 INVALID DISTRIBUTIONS: any appropriation or distribution which later transpires to have been, or is agreed in good faith by the Note Trustee to have been, invalid, or which has to be refunded, shall be refunded and shall be deemed never to have been made.

14.3   FINANCIAL MATTERS

       14.3.1 PROFESSIONAL CHARGES: any Note Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of the Security Documents and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with the Security Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

       14.3.2 EXPENDITURE BY THE NOTE TRUSTEE: nothing contained in the Security Documents or the other Documents shall require the Note Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

       14.3.3    NOTE TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS WITH THE
                 ISSUER: no Note Trustee and no director or officer of any corporation being a Note Trustee hereof shall by reason of the fiduciary position of such Note Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer, or any person or body corporate directly or indirectly associated with the Issuer, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any person or body corporate directly or indirectly associated with the Issuer, and neither the Note Trustee nor any such director or officer shall be accountable to the Noteholders, the Issuer or any person or body corporate directly or indirectly associated with the Issuer, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Note Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit;

       14.3.4 NOTE TRUSTEE NOT ACCOUNTABLE FOR PROFITS: neither the Note Trustee nor any company associated with it nor any director or officer of any corporation being a Note Trustee shall be accountable to the Noteholders, the other Secured Creditors, the Issuer or any other Transaction Party or any person or body corporate directly or indirectly associated with the Issuer or any such other Transaction Party for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from (i) any contracts or transactions referred to in Paragraph 6 (Services Non-Exclusive) of the Common Terms and the Note Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit; and (ii) the deposit of monies with any company associated with it which is a bank save that the Note Trustee shall account for the standard amount of interest paid by it to a standard customer in respect of a deposit of the type made; and

       14.3.5 NOTEHOLDER APPRAISAL OF FINANCIAL CONDITION: each Noteholder and each other Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Issuer and the Note Trustee shall not at any time have any responsibility for any such appraisal or investigation and no Noteholder or other Secured Creditors shall rely on the Note Trustee in respect thereof.

14.4   MATTERS RELATING TO SECURITY

       14.4.1 RELIANCE ON TITLE TO THE SECURITY: the Note Trustee may accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Secured Property and the other Security created in favour of the Note Trustee by the Security Documents and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Secured Property whether such defect or failure was known to the Note Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not;

       14.4.2 REGISTRATION AND PERFECTION OF THE SECURITY: the Note Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Security including:

                 (a) any failure, omission or defect in registering or filing or procuring registration or filing of, or otherwise protecting or perfecting the Security or the priority thereof or the right or title of any person in or to the assets comprised in the Security; and

                 (b) any failure or omission to require any further assurances in relation to the Security;

       14.4.3 ADEQUACY OF THE SECURITY: the Note Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any Secured Property as security for the Secured Obligations and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Secured Property as security for the Secured Obligations;

       14.4.4 MONITORING: the Note Trustee shall not be responsible for investigating, monitoring or supervising the observance or performance by any person in respect of the Secured Property or otherwise;

       14.4.5 NO RESPONSIBILITY FOR SECURITY: the Note Trustee shall not be responsible for any Liabilities occasioned to the Security however caused, whether by an act or omission of the Issuer or any other party to the Documents or any other person (including any bank, broker, depositary or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Documents or otherwise and irrespective of whether the Security is held by or to the order of any of such persons, unless such loss is caused by a Breach of Duty of the Note Trustee;

       14.4.6 INSURANCE: without prejudice to the provisions of any Document relating to insurance, the Note Trustee shall not be under any obligation to insure any of the Security or any deeds or documents of title or other evidence in respect of the Security or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any Liability which may be suffered by any person as a result of the lack of or inadequacy of any such insurance;

       14.4.7 DEPRECIATION IN VALUE: until the delivery of an Enforcement Notice, the monies standing to the credit of any account comprised in the Secured Property shall be dealt with in accordance with the provisions of the Documents and the Note Trustee shall not be responsible in such circumstances or at any other time for any Liability suffered by any person, whether by reason of depreciation in value or by fluctuation in exchange rates or otherwise, unless such Liability is by reason of a Breach of Duty of the Note Trustee;

       14.4.8 NO LIABILITY FOR LOSS: the Note Trustee will not be liable for any decline in the value nor any loss realised upon any sale or other disposition pursuant to the Security Documents of, any of the Secured Property. In particular and without limitation, the Note Trustee shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with the Security Documents and the Conditions;

       14.4.9 LIABILITY TO TAX: the Note Trustee shall have no responsibility whatsoever to the Issuer, any Noteholder or other Secured Creditors as regards any deficiency which might arise because the Note Trustee is subject to any Tax in respect of all or any of the Secured Property, the income therefrom or the proceeds thereof;

       14.4.10 RESPONSIBILITY: the Note Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of any Note or other documents entered into in connection therewith, nor shall it be responsible or liable to any person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Note Trustee shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

                 (a) the nature, status, creditworthiness or solvency of a Transferor, the Issuer or any Obligor or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to a Transferor, the Issuer or any Obligor;

                 (b) the execution, legality, validity, adequacy, admissibility in evidence or enforceability of the Notes or any other document entered into in connection therewith;

                 (c) the title, ownership, value, sufficiency or existence of any Receivables;

                 (d) the scope or accuracy of any representations, warranties or statements made by or on behalf of any Obligor in any application for any advance or any document entered into in connection therewith;

                 (e) the performance or observance by any party of any provisions of the Note or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

                 (f) the registration, filing, protection or perfection of any assignment or security interest or the priority of the security thereby created;

                 (g) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

                 (h) the suitability, adequacy or sufficiency of any Credit Card Guidelines operated by a Transferor and any arrears and enforcement procedures operated by a Transferor;

                 (i) the failure by a Transferor, Loan Note Issuer or the Servicer to obtain or comply with any licence, consent or other authority in connection with the origination, sale, purchase or administration of any of the Receivables or the failure to effect or procure registration of or to give notice to any person in relation to the Receivables Securitisation Deed or other Documents or otherwise protect interests in, and/or the security created or purported to be created by or pursuant to any of the Receivables or other documents entered into connection therewith;

                 (j) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Documents or any other document;

                 (k) any accounts, books, records or files maintained by Loan Note Issuer, the Receivables Trustee, a Transferor or any other person in respect of any of the Receivables;

                 (l) any other matter or thing relating to or in any way connected with any Receivables or any document entered into in connection therewith, whether or not similar to the foregoing;

                 (m) obtaining insurance for any of the security constituted by the Arran Funding Note Trust Deed or any deeds or documents of title or other evidence in respect thereof and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance; or

                 (n) any deficiency in amounts payable to Noteholders by virtue of the Note Trustee being liable to tax or obliged to deduct tax in respect of sums received, held or paid out by it under the Documents;

       14.4.11 NO DUTY TO CREDITORS EXCEPT PAYMENT: in acting as Note Trustee under the Documents, the Note Trustee shall not assume any duty or responsibility toward any Secured Creditors (other than the Noteholders) other than to pay to any such party any monies received and payable to it in accordance with the order of priority of payments prior to and post enforcement and shall have regard solely to the interests of the Noteholders;

       14.4.12 NO RESPONSIBILITY TO MONITOR NOTES: The Note Trustee shall not be responsible for monitoring whether an Event of Default has occurred and shall have no obligation to give an Enforcement Notice or to procure the giving of such, or to instruct any party to give such a notice or to act in any way, unless it has been instructed and indemnified in accordance with Clause 15 (Costs and Expenses);

       14.4.13 SWAP COUNTERPARTY: In acting as Note Trustee under the Arran Funding Note Trust Deed, the Note Trustee shall not assume any duty or responsibility to any Swap Counterparty, custodian or Paying Agent (other than to pay to any such party any monies received and payable to it and to act in accordance with the provisions of Condition 5) and shall have regard solely to the interests of the Noteholders of any Series, or as the case may be, all Series. In addition, the Note Trustee need not make any investigation into the creditworthiness of any Swap Counterparty or into the validity of any such party's obligations in respect of any of the Secured Property (including, without limitation, whether the cashflows in respect of the Secured Property relating to any Notes are matched);

       14.4.14 CERTIFICATION: The Note Trustee may call for and accept as sufficient evidence of the existence and amount of any termination payment or other amounts due in accordance with the terms of the Swap Agreement a certificate to that effect signed by an authorised signatory or a director of the relevant Swap Counterparty and the Note Trustee shall not be bound to call for further evidence and shall not be responsible for any loss that may be occasioned by acting on any such certificate; and

       14.4.15 ENTRY INTO POSSESSION: without prejudice to the generality of this Clause 14, entry into possession of the Secured Property or any part thereof shall not render the Note Trustee or the Receiver liable to account as mortgagee in possession or liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable;

       14.4.16 GOING OUT OF POSSESSION: without prejudice and subject to the terms and conditions of this Arran Funding Note Trust Deed, if and whenever the Note Trustee or the Receiver enters into possession of the Secured Property, it shall be entitled at any time at its discretion to go out of such possession; and

       14.4.17 NO OBLIGATION FOR PAYMENTS: the Note Trustee shall not have any duty to ensure that any payment or other financial benefit in respect of any of the Secured Property is duly and punctually paid, received or collected as and when the same becomes due and payable or to secure that the correct amounts (if any) are paid or received.

14.5   DISAPPLICATION

       Without prejudice to Clause 14.6 below, Section 1 of the Trustee Act 2000 shall not apply to the duties of the Note Trustee in relation to the trusts constituted by this Arran Funding Note Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Arran Funding Note Trust Deed, the provisions of this Arran Funding Note Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Arran Funding Note Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

14.6   NOTE TRUSTEE LIABILITY

       None of the provisions of the Security Documents shall in any case in which the Note Trustee has failed to show the degree of care and diligence required by it as Note Trustee, having regard to the provisions of the Security Documents conferring on the Note Trustee any powers, authorities or discretions (i) relieve or exempt the Note Trustee from or indemnify it against any liability for breach of trust, wilful default or negligence or (ii) relieve the Note Trustee from liability for its own negligent action, its own negligent failure to act, on its own wilful misconduct, except as permitted in Section 315(d) of the TIA.

15.    COSTS AND EXPENSES

15.1   REMUNERATION:

       15.1.1 NORMAL REMUNERATION: The Issuer shall pay to the Note Trustee remuneration on a Series-by-Series basis for its services as Note Trustee as from the initial Issue Date, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Note Trustee. Such remuneration shall accrue from day to day and be payable in accordance with the order of priority of payments prior to and post enforcement until the trusts of the Security Documents are discharged.

       15.1.2 EXTRA REMUNERATION: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Note Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Note Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this Arran Funding Note Trust Deed, the Issuer shall pay to the Note Trustee such additional remuneration as shall be agreed between them.

       15.1.3 REDUCTION IN REMUNERATION: The rate of remuneration in force from time to time may, upon the final redemption of the whole of the Notes in a class, be reduced by an amount as may from time to time be agreed by the Note Trustee. Such reduction in remuneration shall be calculated from the date following such final redemption.

       15.1.4 FAILURE TO AGREE: In the event of the Note Trustee and the Issuer failing to agree:

                 (a) (in a case to which sub-clause 15.1.1 applies) upon the amount of the remuneration; or

                 (b) (in a case to which sub-clause 15.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under the Security Documents, or upon such additional remuneration;

                 such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Note Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Note Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer) and the determination of any such investment bank shall be final and binding upon the Note Trustee and the Issuer.

       15.1.5 EXPENSES: The Issuer shall also pay or discharge all properly incurred and duly documented costs, charges and expenses incurred by the Note Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, the Security Documents and the other Documents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other similar taxes (excluding, without limitation and for the avoidance of doubt, VAT) or duties paid or payable by the Note Trustee in connection with any action taken or contemplated by or on behalf of the Note Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, the Security Documents and the other Documents.

       15.1.6 REIMBURSEMENT: As full reimbursement for any costs and expenses incurred by it in connection with its activities in respect of (i) a particular Series, the Issuer prior to the service of an Enforcement Notice, and the Note Trustee thereafter, shall be entitled to utilise Secured Property in respect of each Series allocated to the Secured Creditors for the relevant Series to meet such costs and expenses attributable solely to a particular Series with respect to each Interest Period, solely to the extent of Secured Property allocable with respect thereto as provided in this Arran Funding Note Trust Deed, any Arran Funding Note Trust Deed Supplement and the relevant Conditions, on the related Distribution Date for such Series (which shall include all sums due to the Note Trustee under Clause 12 (Application of Monies)) and, (ii) some or all Series, the Issuer prior to the service of an Enforcement Notice, and the Note Trustee thereafter, shall be entitled to use Secured Property in respect of those Series allocated to the Secured Creditors for each Series to meet such costs and expenses attributable to those Series with respect to each Interest Period, solely to the extent of Secured Property allocable with respect thereto as provided in this Arran Funding Note Trust Deed, any Arran Funding Note Trust Deed Supplement and the relevant Conditions, on the related Distribution Date for each Series. The amount of any reimbursement for its activities as the Issuer will be determined in accordance with the relevant Arran Funding Note Trust Deed Supplement for each Series. For the avoidance of any doubt, the amounts due to the Note Trustee under Clause 12 (Application of Monies) shall be considered expenses of the Issuer and will be allocated to the particular Series the Note Trustee is owed an amount in respect of (if this is capable of calculation).

       15.1.7 INDEMNITY: The Issuer covenants with and undertakes to the Note Trustee to indemnify the Note Trustee on demand against any Liabilities which are incurred by the Note Trustee, any Receiver or any Appointee or any other person appointed by the Note Trustee under the Security Documents to whom any trust, power, authority or discretion may be delegated by the Note Trustee in the execution, or the purported execution, of the trusts, powers, authorities and discretions vested in it by the Security Documents, in, or in connection with, (except insofar as the same are incurred because of a Breach of Duty of the Note Trustee, Receiver or Appointee):

                 (a)    the performance of the terms of the Security Documents;

                 (b) anything done or purported to be done by the Note Trustee, any Appointee or the Receiver in relation to the Secured Property or under the Security Documents or any other Document;

                 (c) the exercise or attempted exercise by or on behalf of the Note Trustee, any Appointee or the Receiver of any of the powers of the Note Trustee, any Appointee or the Receiver or any other action taken by or on behalf of the Note Trustee with a view to or in connection with enforcing any obligations of the Issuer or any other person under any Document or the recovery by the Note Trustee, any Appointee or the Receiver from the Issuer of the Secured Obligations;

                 (d) any payment made in respect of the Secured Obligations (whether by the Issuer or any other person) which is subsequently impeached or declared void for any reason whatsoever; or

                 (e) the Note Trustee being held to be, or treated as, or being deemed to be a creditor for the purposes of the Consumer Credit Act 1974 in respect of a Regulated Agreement (as defined in the Consumer Credit Act 1974).

       15.1.8 PRIORITY OF INDEMNITY: The Note Trustee and the Receiver shall (except for any liability for Breach of Duty of the Note Trustee for which no indemnity is available under this Arran Funding Note Trust Deed) only be entitled to be indemnified out of the Secured Property against all actions, liabilities payable pursuant to sub-clause 15.1.7 (Indemnity), proceedings (or threats of actions or proceedings) costs, claims and demands in respect of any matter or thing in any way omitted or done in any way in relation to the Security Documents in accordance with the order of priority of payments prior to and post enforcement as referred to in Clause 12.1 (Application of Monies) and in the relevant Arran Funding Note Trust Deed Supplement and the Note Trustee may retain and pay out of the monies in its hands arising from the Secured Property all sums necessary to effect such indemnity.

       15.1.9 PAYMENT OF AMOUNTS DUE: All amounts due and payable pursuant to sub clauses 15.1.5 (Expenses) and 15.1.7 (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Note Trustee; the rate of interest applicable to such payments shall be one per cent. per annum above the base rate from time to time of RBS and interest shall accrue:

                 (a) in the case of payments made by the Note Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

                 (b) in the case of payments made by the Note Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

                 All remuneration payable to the Note Trustee shall carry interest at the rate specified in this sub-clause 15.1.9 (Payment of amounts due) from the due date thereof.

       15.1.10 APPORTIONMENT OF EXPENSES: The Note Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Note Trustee in the preparation and execution of the trusts of this Arran Funding Note Trust Deed (including remuneration of the Note Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

       15.1.11 DISCHARGES: Unless otherwise specifically stated in any discharge of this Arran Funding Note Trust Deed the provisions of this Clause 15.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

       15.1.12 PAYMENTS: All payments to be made by the Issuer to the Note Trustee under this Arran Funding Note Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as are necessary to ensure that the Note Trustee receives such amounts as would have been received by it had no such withholding or deduction been required.

       15.1.13 VAT: All sums payable by the Issuer to the Note Trustee under this Arran Funding Note Trust Deed shall be deemed to be exclusive of any VAT chargeable on any supply by the Note Trustee for which that sum is the consideration (in whole or in part) for VAT purposes. Where, under the terms of this Arran Funding Note Trust Deed, the Note Trustee makes a supply to the Issuer for VAT purposes and VAT is or becomes chargeable on such supply for which the Note Trustee is required to account to HM Revenue and Customs, the Issuer shall pay an amount to the Note Trustee equal to that VAT (in addition to and at the same time as paying or providing any other consideration for such supply).

15.2   EXCHANGE RATE INDEMNITY

       15.2.1 CURRENCY OF ACCOUNT AND PAYMENT: Unless otherwise specified in any relevant Arran Funding Note Trust Deed Supplement, the Contractual Currency will be the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Security Documents, the other Documents, or the relevant Notes including damages;

       15.2.2 EXTENT OF DISCHARGE: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer or otherwise) by the Note Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

       15.2.3 INDEMNITY: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Arran Funding Note Trust Deed or the relevant Series of Notes, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

15.3 The above indemnities shall constitute obligations of the Issuer separate and independent from its obligations under the Notes and shall apply irrespective of any indulgence granted by the Note Trustee or the Noteholders from time to time and, subject to Paragraph 8 (Limited Recourse and Non-Petition) of the Common Terms, shall continue in full force and effect notwithstanding the termination of this Arran Funding Note Trust Deed, the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this Arran Funding Note Trust Deed (other than this Clause) or the Notes. Any such discrepancy as aforesaid shall be deemed to constitute a loss suffered by the Note Trustee and the Noteholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator.

16.    APPOINTMENT AND RETIREMENT

16.1   APPOINTMENT OF NOTE TRUSTEES

       The power of appointing new trustees of the Security Documents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a Note Trustee hereof (being a trust corporation) in office after such removal.

16.2   CO-NOTE TRUSTEES

       Notwithstanding the provisions of Clause 16.1 (Appointment of Note Trustees), the Note Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders or anyone else, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Note Trustee:

       16.2.1 if the Note Trustee considers such appointment to be in the interests of the Secured Creditors; or

       16.2.2 for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

       16.2.3 for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of the Security Documents or any other Document.

16.3   RETIREMENT OF NOTE TRUSTEES

      Any Note Trustee for the time being of the Security Documents may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Note Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer shall fail to appoint a successor within [60] days of the Note Trustee giving notice of resignation then, the Note Trustee shall be entitled to procure forthwith a new trustee which meets the requirement of this Arran Funding Note Trust Deed.

16.4   COMPETENCE OF A MAJORITY OF NOTE TRUSTEES

       Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by the Security Documents in the Note Trustee generally.

16.5   POWERS ADDITIONAL

       The powers conferred by the Security Documents upon the Note Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

16.6   MERGER AND INTEGRATION

       16.6.1 Except as specifically stated otherwise herein, this Arran Funding Note Trust Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Arran Funding Note Trust Deed. This Arran Funding Note Trust Deed may not be modified, amended, waived or supplemented except as provided herein.

       16.6.2 Any corporation into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

17.    CERTIFICATES AND OPINIONS

17.1   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

       Upon any request or application by the Issuer to the Note Trustee to take any action in relation to Clause 18 (Release of Security), the Issuer shall furnish to the Note Trustee:

       17.1.1 an Officer's Certificate (which shall include the statements set forth in Clause 17.2 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Arran Funding Note Trust Deed relating to the proposed action have been complied with; and

       17.1.2 an Opinion of Counsel (which shall include the statements set forth in Clause 17.2 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Arran Funding Note Trust Deed relating to the proposed action have been complied with.

17.2   STATEMENTS REQUIRED IN CERTIFICATE AND OPINION

       Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Arran Funding Note Trust Deed shall include:

       17.2.1 a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

       17.2.2 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       17.2.3 a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       17.2.4 a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

18.    RELEASE OF SECURITY

       Except to the extent expressly provided in this Clause 18 (Release of Security), the Note Trustee shall execute and do all such deeds, act and things as may be reasonably necessary to reassign and release property from the security constituted by this Arran Funding Note Trust Deed as supplemented by the relevant Arran Funding Note Trust Deed Supplement either in respect of all secured property or in respect of security created in respect of a particular Arran Funding Note Trust Deed Supplement, only upon receipt of a notice from the Issuer accompanied by an Officer's Certificate (as described above) an Opinion of Counsel and Independent Certifications in accordance with Sections 314(c) and 314(d) of the TIA, as applicable, or an Opinion of Counsel in lieu of such Independent Certifications to the effect that the TIA does not require any such Independent Certificates, PROVIDED THAT the Issuer shall not be obliged to issue such notice:

       18.1.1 to release all Secured Property from the Security constituted by this Arran Funding Note Trust Deed and all relevant Arran Funding Note Trust Deed Supplements, where all outstanding Series of Notes have been repaid in full and no Noteholder has any further obligation to make any further subscription payment in respect of such Notes; or

       18.1.2 to release all secured property from the security constituted in respect of a particular Arran Funding Note Trust Deed Supplement, where the relevant outstanding Series of Notes issued pursuant to such Arran Funding Note Trust Deed Supplement have been repaid in full and no Noteholder under such Arran Funding Note Trust Deed Supplement has any further obligation to make any further subscription payment in respect of such Notes.

       Whenever any property is to be released from the Security constituted by this Arran Funding Note Trust Deed as supplemented by the relevant Arran Funding Note Trust Deed Supplement, the Issuer shall also furnish to the Note Trustee an Officer's Certificate certifying that either sub-clause
       18.1.1 or 18.1.2 above is true, and that in the opinion of such Person the proposed release will not impair the Security under this Arran Funding Note Trust Deed or relevant Arran Funding Note Trust Deed Supplement in contravention of the provisions hereof.

       Following irrevocable discharge in full of the Secured Obligations of which the Note Trustee has notice, the Note Trustee shall reassign to the Issuer the Issuer Jersey Secured Property.

19.    THIRD PARTY BENEFICIARIES

19.1 This Arran Funding Note Trust Deed will enure to the benefit of and be binding upon the parties hereto, and, in respect of any Series, the Secured Creditors named in the relevant Arran Funding Note Trust Deed Supplement, and their respective successors and permitted assigns as Secured Creditors and beneficiaries of the Secured Property in respect of a relevant Series;

19.2 To the extent specified in any relevant Arran Funding Note Trust Deed Supplement, any third party that is not a Secured Creditor of the Secured Property of a Series, may by execution of such Arran Funding Note Trust Deed Supplement, as a matter of contract only, be entitled to the benefit of the provisions of this Arran Funding Note Trust Deed as if such third party were a Secured Creditor hereunder and the rights of such third parties so provided shall enure to the benefit of such third parties and be binding upon the parties hereto and the Secured Creditors of the Secured Property in respect of such Series; and

19.3 Except as otherwise provided in this Clause 19 (Third Party Beneficiaries), no other Person will have any right or obligation hereunder.

20.    ACTIONS BY NOTEHOLDERS

20.1   Subject to the satisfaction of Clauses 11.1 (Security Enforceable) and
       11.2 (Enforcement Notice), and if:

       20.1.1 it is so instructed in writing by the holders of at least one-quarter in aggregate principal amount of the Notes of the Most Senior Class outstanding of all Series; or

       20.1.2 it shall have been so directed by an Extraordinary Resolution of the holders of the Notes of the Most Senior Class outstanding of all Series; and

       20.1.3 it shall have been indemnified and/or secured to its satisfaction,

       the Note Trustee shall be bound to take the following actions:

       20.1.4 following the occurrence of a Loan Event of Default, to direct the Security Trustee to demand all amounts of principal and/or interest owing in respect of the Loan Notes to be paid immediately and to take such steps as it shall think fit to enforce any security it holds in relation to all Series then issued;

       20.1.5 to direct the Security Trustee to waive any of the matters pursuant to Loan Note Condition 9 (Loan Note Events of Default);

       20.1.6 to direct the Security Trustee to terminate the appointment of the Servicer and/or the Cash Manager and/or to appoint a replacement Servicer and/or the Cash Manager; and

       20.1.7    any other actions specified in the relevant Final Terms;

21.    TIA PREVAILS

       If any provision of this Arran Funding Note Trust Deed limits, qualifies or conflicts with another provision which is required to be included in this Arran Funding Note Trust Deed by, and is not subject to a contractual waiver under the TIA, the required provision of the TIA shall prevail.

IN WITNESS WHEREOF this Arran Funding Note Trust Deed is hereby delivered on the date first before written.

                                  SCHEDULE 1

                                    PART A
                        FORM OF GLOBAL NOTE CERTIFICATE

       CUSIP: ...........                Registered Number:..................
       ISIN: .........

       [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1

       [THE PRINCIPAL OF THIS NOTE IS PAYABLE AS IS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.]

       [EACH HOLDER OF THIS NOTE, BY ACCEPTING THIS NOTE, AND EACH BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE, BY ACCEPTING SUCH BENEFICIAL INTEREST, (i) AGREES TO TREAT THE NOTES AS INDEBTEDNESS OF THE ISSUER FOR ALL U.S. FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAXES AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME; AND (ii) UNDERTAKES NOT TO INSTITUTE AT ANY TIME AGAINST THE ISSUER ANY BANKRUPTCY, WINDING-UP, RE-ORGANIZATION, ARRANGEMENT, ADMINISTRATION, INSOLVENCY, LIQUIDATION PROCEEDING OR OTHER SIMILAR PROCEEDING.]

                             ARRAN FUNDING LIMITED
                  (a [public company] incorporated in Jersey)
      Registered office: 22 Grenville Street, St. Helier, Jersey JE4 8PX,
                                Channel Islands

           SERIES [*][CURRENCY][AMOUNT] CLASS [A/B/C] [FLOATING/[%]
                           FIXED RATE NOTES DUE [*]]

                            GLOBAL NOTE CERTIFICATE

The Issuer has been incorporated for an unlimited duration on [*]. The Issuer has a subscribed and fully paid-up share capital of [*], divided into [*] registered shares with a par value of [*] each.

The Notes are secured as to payment in accordance with Condition 5(b).

At the date of issue of this Note, there are no outstanding amounts relating to previous bond issues by the Issuer.

INTRODUCTION

-------------------------------------------------------------------------------

1 To be included for US Dollar denominated issuance.

This Global Note Certificate is issued in respect of the [currency][amount] Class [A/B/C] Notes due [*] (the "CLASS [A/B/C] NOTES " or the "NOTES") of Arran Funding Limited (the "ISSUER"). The Class [A/B/C] Notes are constituted by, are subject to, and have the benefit of, a Arran Funding Note Trust Deed (as amended or supplemented from time to time, the "ARRAN FUNDING NOTE TRUST DEED") dated [*] 2005 between the Issuer and The Bank of New York as note trustee (the "NOTE TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Arran Funding Note Trust Deed) and are the subject of an agency agreement (the "AGENCY AGREEMENT") between, among others, the Issuer, The Bank of New York London as principal paying agent, agent bank, registrar, transfer agent (respectively the "PRINCIPAL PAYING AGENT", "AGENT BANK", "REGISTRAR", "TRANSFER AGENT" which term shall include any successor or substitute principal paying agent, agent bank, registrar, transfer agent appointed pursuant to the terms of the Agency Agreement), The Bank of New York as paying agent (the "PAYING AGENT", and together with the Principal Paying Agent, the "PAYING AGENTS", which term shall include any successor, substitute or additional paying agent appointed pursuant to the terms of the Agency Agreement) and the Note Trustee.

INTERPRETATION AND DEFINITIONS

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class [A/B/C] Notes attached hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Expressions defined in the Conditions and in the Arran Funding Note Trust Deed shall bear the same meanings in this Global Note Certificate.

REGISTERED HOLDER

This is to certify that:

                                   [Nominee]

is the person registered in the register maintained by the Registrar in relation to the Class [A/B/C] Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class [A/B/C] Notes represented from time to time by this Global Note Certificate.

PROMISE TO PAY

For value received, the Issuer promises to pay to the Holder, and the Holder is entitled to receive, on the Payment Date falling in [*] (or on such earlier date or dates as the principal sum or any part thereof of the Class [A/B/C] Notes represented hereby becomes repayable in accordance with the Conditions) such principal sum as is noted at the time of payment on the Register as the aggregate principal amount of the Class [A/B/C] Notes represented by this Global Note Certificate, and to pay in arrear on the dates specified in the Conditions interest on such principal sum at the rate or in accordance with the other provisions specified in the Conditions, together with such other sums and additional amounts (if any) payable in accordance with the Conditions, all subject to and in accordance with the Conditions. Only the Holder of the Class [A/B/C] Notes represented by this Global Note Certificate is entitled to payments in respect of the Class [A/B/C] Notes represented hereby.

TRANSFERS OF THIS GLOBAL NOTE CERTIFICATE

This Global Note Certificate is registered in the name of [Nominee], as nominee for (i) Euroclear Bank S.A./N.V. as operator of the Euroclear System ("EUROCLEAR") and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") or (ii) DTC or its nominee Cede & Co.

Without prejudice to Condition 4(b), transfers of this Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of Euroclear and Clearstream, Luxembourg, or the DTC or to their successors or to such successors' respective nominees.

EXCHANGE FOR INDIVIDUAL NOTE CERTIFICATES

This Global Note Certificate is exchangeable on or after the [Individual Exchange Date] in whole (and without prejudice to Condition 4(b), not in part) for duly authenticated and completed individual Note certificates ("INDIVIDUAL NOTE CERTIFICATES") in substantially the form (subject to completion) set out in Schedule I Part B (Individual Note Certificates) to the Arran Funding Note Trust Deed if any of the following events occurs:

(a) Euroclear or Clearstream, Luxembourg, DTC, or any alternative clearing system in which this Global Note Certificate is held, is closed for business for a continuous period of 14 days (other than by reason of holidays) or announces an intention permanently to cease business; or

(b) any of the circumstances described in Condition 10 (Events of Default) occurs.

Whenever this Global Note Certificate is to be exchanged for a Individual Note Certificate, such Individual Note Certificate shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five Business Days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, or DTC to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of the Class [A/B/C] Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Note Trustee, but against such indemnity as the Registrar may reasonably require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

"INDIVIDUAL EXCHANGE DATE" means a day falling not less than 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar or the relevant Transfer Agent is located.

Any such exchange may be effected on or after an Individual Exchange Date by the Holder surrendering this Global Note Certificate to or to the order of the Registrar. In exchange for this Global Note Certificate, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Individual Note Certificates in an aggregate principal amount equal to the principal amount of this Global Note Certificate submitted for exchange.

If, for any actual or alleged reason which would not have been applicable had there been no exchange of this Global Note Certificate or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Individual Note Certificates, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this Global Note Certificate, despite its stated cancellation after its exchange in full as an alternative, or in addition, to the Individual Note Certificates. With this exception, upon exchange in full of this Global Note Certificate, this Global Note Certificate shall become void. In the event that any such right or remedy is so exercised or pursued on the basis of this Global Note Certificate, the Issuer undertakes that it will take all necessary steps or, as appropriate, will procure that such steps are taken, (including the obtaining of all necessary approvals) to ensure that the interests in this Global Note Certificate are eligible for trading in the Euroclear and Clearstream, Luxembourg clearing systems, as appropriate, and undertakes that such interests will be valid, legally binding and enforceable obligations of the Issuer.

BENEFIT OF CONDITIONS

Except as otherwise described herein, this Global Note Certificate is subject to the Conditions, the Agency Agreement and the Arran Funding Note Trust Deed and, until it is exchanged for Individual Note Certificates in whole, its Holder shall in all respects be entitled to the same benefits as if it were the holder of the Individual Note Certificates for which it may be exchanged and as if such Individual Note Certificates had been issued on the Closing Date.

AMENDMENTS TO THE CONDITIONS

The following provisions modify the effect of the Conditions:

PAYMENTS Payments of principal upon final redemption in respect of the Class [A/B/C] Notes represented by this Global Note Certificate will be made against presentation and (if no further payment is to be made on it) surrender of this Global Note Certificate at the Specified Office of the Registrar or such other Transfer Agent or Paying Agent as shall have been notified to the relevant Noteholders for such purpose and shall be effective to satisfy and discharge (pro tanto) the corresponding liabilities of the Issuer in respect of the Class [A/B/C] Notes. Payments of interest and principal before final redemption in respect of the Class [A/B/C] Notes represented by this Global Note Certificate will be made to the holder (or to the first named of joint holders) of the Note appearing on the Register at the close of business on the fifteenth day before the relevant due date (the "RECORD DATE") by wire transfer in same day funds on the due date to an account denominated in the relevant currency maintained by the payee with a bank in a city in which banks have access to the TARGET system. On each occasion on which a payment of interest or principal is made in respect of this Global Note Certificate, the Issuer shall procure that the same is noted on the Register and in the case of a payment of principal, that the aggregate principal amount of this Global Note Certificate is decreased accordingly.

NOTICES So long as any Class [A/B/C] Notes are represented by this Global Note Certificate and this Global Note Certificate is held on behalf of a clearing system, notices to the holders of such Notes may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for publication as required by the Conditions, except that so long as such Notes are listed on the London Stock Exchange and the rules of such Exchange so require, notices shall also be published in a leading newspaper having general circulation in England (which is expected to be the Financial Times) for so long as such publication is required by the rules of the London Stock Exchange. Any such notice shall be deemed to have been given on the date of first publication.

PRESCRIPTION Claims against the Issuer in respect of the principal and interest on the Class [A/B/C] Notes issued by it that are represented by this Global Note Certificate will become void unless this Global Note Certificate is presented for payment within a period of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the appropriate Relevant Date.

MEETINGS The Holder shall be treated as two persons for the purposes of any quorum requirements of, or the right to demand a poll at, a Meeting of Noteholders and at any such Meeting shall be deemed to have the number of votes specified in Clause 16 (Votes) of Schedule 3 (Provisions for Meetings of Noteholders) of the Arran Funding Note Trust Deed in relation to the principal amount of Class [A/B/C] Notes for which the Global Note Certificate may be exchanged.

TRUSTEE'S POWERS In considering the interests of the Class [A/B/C] Noteholders while this Global Note Certificate is registered in the name of any nominee for a clearing system, the Note Trustee may have regard to any information provided to it by such clearing system or its operator.

CANCELLATION Cancellation of any Note required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Note Certificate and a corresponding notation made on the Register.

CONDITIONS TO APPLY

Save as otherwise provided herein, the Holder shall have the benefit of, and be subject to, the Conditions. For the purposes of this Global Note Certificate, any reference in the Conditions to "INDIVIDUAL CERTIFICATE" or "INDIVIDUAL CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

LEGENDS

The statements set forth in the legends above, if applicable, are an integral part of this Global Note Certificate and by acceptance thereof each Holder of this Global Note Certificate agrees to be subject to and bound by the terms and conditions set forth in such Legend, if applicable.

DETERMINATION OF ENTITLEMENT

This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by entry in the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

GOVERNING LAW

This Global Note Certificate is governed by, and shall be construed in accordance with, English law.

CONTRACTS (RIGHT OF THIRD PARTIES) ACT 1999

A person who is not a party hereto has no rights under the Contracts (Right of Third Parties) Act 1999 to enforce any terms herein, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATION

This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of the Registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

ARRAN FUNDING LIMITED

By:     __________________________________
        [manual or facsimile signature]
        (duly authorised)

AUTHENTICATED for and on behalf of
the Registrar without recourse, warranty or liability

By:     __________________________________
        [manual signature]
        (duly authorised)

                   [Attached to the Global Note Certificate]

[Terms and Conditions as set out in the Arran Funding Note Trust Deed and
             applicable Arran Funding Note Trust Deed Supplement]

                        REGISTERED OFFICE OF THE ISSUER
                             ARRAN FUNDING LIMITED
                              22 Grenville Street
                                  St. Helier
                                Jersey JE4 8PX

                TRUSTEE                   PRINCIPAL PAYING AGENT, AND
                 [Name]                             AGENT BANK
                 [Name]                             [Address]
                                                    [Address]

              PAYING AGENT                TRANSFER AGENT AND REGISTRAR
                 [Name]                             [Address]

                               FORM OF TRANSFER

FOR VALUE RECEIVED .........................., being the registered holder of this Class [A/B/C] Global Note Certificate, hereby transfers
to.............................................................................
..........................................................
of.............................................................................
................................................................................
.................................,

[Currency] ............................ in principal amount of the SERIES
[*][CURRENCY][AMOUNT] CLASS [A/B/C] [FLOATING/[%] FIXED RATE NOTES DUE [*]] (the "CLASS [A/B/C] NOTES") of Arran Funding Limited (the "ISSUER") and irrevocably requests and authorises the Registrar, in its capacity as registrar in relation to the Class [A/B/C] Notes (or any successor to the Registrar, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:  .....................

By:     .....................
        (duly authorised)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

   [Terms and Conditions as set out in the Arran Funding Note Trust Deed and applicable Arran Funding Note Trust Deed Supplement]

                        REGISTERED OFFICE OF THE ISSUER
                             ARRAN FUNDING LIMITED
                              22 Grenville Street
                                  St. Helier
                                Jersey JE4 8PX

               TRUSTEE                    PRINCIPAL PAYING AGENT, AND
               [Name]                             AGENT BANK
             [Address]                              [Name]
                                                  [Address]

            PAYING AGENT                 TRANSFER AGENT AND REGISTRAR
               [Name]                                [Name]
              [Address]                             [Address]

                                    PART B
                      FORM OF INDIVIDUAL NOTE CERTIFICATE

Serial Number: ............

                             ARRAN FUNDING LIMITED
   (a public limited liability company incorporated with in Jersey, Channel
                                   Islands)


      SERIES [*][CURRENCY][AMOUNT] CLASS [A/B/C] [FLOATING/[%] FIXED RATE
                                NOTES DUE [*]]

                          INDIVIDUAL NOTE CERTIFICATE

This Class [A/B/C] Note Certificate is issued in respect of the [currency] [amount] Class [A/B/C] [Floating/Fixed] Rate Notes due [*] (the "NOTES") of Arran Funding Limited (the "ISSUER"). The Class [A/B/C] Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [*] (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as note trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a agency agreement (as amended or supplemented from time to time, the "AGENCY AGREEMENT") dated [*] and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

                         .............................

                         of ..........................

                         .............................


is the person registered in the register maintained by the Registrar in relation to the Notes (the "REGISTER") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "HOLDER") of:

                              [CURRENCY] [AMOUNT]

                              [AMOUNT IN FIGURES]

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on interest payment date falling in [*] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Class [A/B/C] Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Class [A/B/C] Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

ARRAN FUNDING LIMITED

By:    ........................
       [manual or facsimile signature]
       (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
the Registrar
as registrar without recourse, warranty
or liability

By:     ........................
        [manual signature]
        (duly authorised)

[Attached to the Individual Note Certificate]

       [Terms and Conditions as set out in the Arran Funding Note Trust
         Deed and applicable Arran Funding Note Trust Deed Supplement]

                               FORM OF TRANSFER

FOR VALUE RECEIVED ......................., being the registered holder of this
Class [A/B/C] Note Certificate, hereby transfers to............................
.....................................................of.........................
................................................................................
................................................................................
.. [Currency]..................... in principal amount of the SERIES [*]
[CURRENCY][AMOUNT] CLASS [A/B/C] [FLOATING/[%] FIXED RATE NOTES DUE [*]] (the "CLASS [A/B/C] NOTES") of Arran Funding Limited (the "ISSUER") and irrevocably requests and authorises the Registrar in relation to the Class [A/B/C] Notes
(or any successor to the Registrar, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:  ........................

By:     ........................
        (duly authorised)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class [A/B/C] Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(d) Any transfer of Class [A/B/C] Notes shall be in an amount equal to [[POUND]/$/[EURO]] 50,000 or any integral multiple of [[POUND]/$/[EURO]]10,000 in excess thereof.

     [Terms and Conditions as set out in the Arran Funding Note Trust Deed and applicable Arran Funding Note Trust Deed Supplement]

                        REGISTERED OFFICE OF THE ISSUER

                             ARRAN FUNDING LIMITED
                              22 Grenville Street
                                  St. Helier
                                Jersey JE4 8PX

               TRUSTEE                    PRINCIPAL PAYING AGENT, AND
               [Name]                             AGENT BANK
              [Address]                              [Name]
                                                   [Address]

            PAYING AGENT                 TRANSFER AGENT AND REGISTRAR
               [Name]                                [Name]
              [Address]                             [Address]

                                    PART C
                             TERMS AND CONDITIONS

                                  SCHEDULE 3
                    PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.     DEFINITIONS

       In this Arran Funding Note Trust Deed and the Conditions, the following expressions have the following meanings:

1.1    In relation to Meetings:

       "RELEVANT FRACTION" means:

       (a) for all business other than voting on an Extraordinary Resolution, one tenth;

       (b) for voting on any Extraordinary Resolution other than one relating to a Basic Terms Modification, two or more persons holding or representing a clear majority of the aggregate principal amount outstanding of the relevant Series; and

       (c) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, two or more persons holding or representing in aggregate not less than 75 per cent. of the aggregate principal amount outstanding of the relevant Series;

       PROVIDED THAT, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Global Note Certificate or a single Individual Note Certificate, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purposes set out in this definition;

       PROVIDED FURTHER THAT, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

       (i) for all business other than voting on an Extraordinary Resolution relating to a Basic Terms Modification, two or more persons holding or representing a majority of the aggregate principal amount outstanding of each Series of Note; and

       (ii) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, two or more persons holding or representing in the aggregate not less than 25 per cent. of the aggregate principal amount outstanding of each Series of Note;

       "WRITTEN RESOLUTION" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

       "24 HOURS" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

       "48 HOURS" means 2 consecutive periods of 24 hours.

1.2 "BLOCK VOTING INSTRUCTION" means, in relation to any Meeting, a document in the English language issued by a Registrar:

       (a)       certifying:

                 (i) that certain specified Notes (each a "BLOCKED NOTE") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

                 (ii) that each registered holder of certain specified Notes (each a "RELEVANT NOTE") or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

                 in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

       (b) listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

       (c) authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

       "FORM OF PROXY" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

       "PROXY", in the case of Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

                 (a) any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

                 (b) Any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

       "VOTER" means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 5 (Record Date) below) a Note holder; provided, however, that (subject to paragraph 5 (Record Date) below) any Note holder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

2.     ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND FORMS OF
       PROXY

       The holder of a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

3.     REFERENCES TO DEPOSIT/RELEASE OR BLOCKING/RELEASE OF NOTES

       Where Notes are represented by a Global Note Certificate or are held in definitive form within a clearing system, references to the blocking, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.     VALIDITY OF BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

       Block Voting Instructions in relation to Notes and Forms of Proxy shall be valid only if deposited at the specified office of the Registrar or at some other place approved by the Note Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Note Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Note Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.     RECORD DATE

       The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum PROVIDED THAT such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.     CONVENING OF MEETING

       The Issuer or the Note Trustee may convene a Meeting at any time, and the Note Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Note Trustee.

7.     NOTICE

7.1 At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the registrar, (with a copy to the Issuer) where the Meeting is convened by the Note Trustee or, where the Meeting is convened by the Issuer, the Note Trustee; and

7.2 The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Note holder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

8.     CHAIRMAN

       An individual (who may, but need not, be a Noteholder) nominated in writing by the Note Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

9.     QUORUM

       The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, THAT, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Global Note Certificate or a single Individual Note Certificate, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

10.    ADJOURNMENT FOR WANT OF QUORUM

       If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

       10.1.1 in the case of a Meeting requested by Noteholders, it shall be dissolved; and

       10.1.2 in the case of any other Meeting (unless the Issuer and the Note Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Note Trustee); PROVIDED, HOWEVER, THAT:

                 (a) the Meeting shall be dissolved if the Issuer and the Note Trustee together so decide; and

                 (b) no Meeting may be adjourned more than once for want of a quorum.

11.    ADJOURNED MEETING

       The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.    NOTICE FOLLOWING ADJOURNMENT

       Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

       12.1.1 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

       12.1.2 the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

       It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.    PARTICIPATION

       The following may attend and speak at a Meeting:

       13.1.1    Voters;

       13.1.2    representatives of the Issuer and the Note Trustee;

       13.1.3    the financial advisers of the Issuer and the Note Trustee;

       13.1.4 the legal counsel to the Issuer and the Note Trustee and such advisers;

       13.1.5    any other person approved by the Meeting or the Note Trustee;
                 and

       13.1.6    the Registrar.

14.    SHOW OF HANDS

       Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

15.    POLL

       A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Note Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

16.    VOTES

       Every Voter shall have:

       16.1.1    on a show of hands, one vote; and

       16.1.2 on a poll, one vote in respect of each [Euro]/[[POUND]1]/[US$] or such other amount as the Note Trustee may in its absolute discretion stipulate (or, in the case of Meetings of holders of Notes denominated in another currency, such amount in such other currency as the Note Trustee in its absolute discretion may stipulate) in nominal amount of the outstanding Note(s) represented or held by him.

       Unless the terms of any Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

       In the case of any Meeting of holders of more than one Series or Class of Notes where not all such Series or Class are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in U.S. Dollars translated at the rate specified in the relevant Final Terms relating to such Notes. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

       In this paragraph, a "UNIT" means the lowest denomination of the Notes as stated in the applicable Arran Funding Note Trust Deed Supplement or in the case of a Meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

17.    VALIDITY OF VOTES BY PROXIES

17.1 Any vote by a Proxy in accordance with the Form of Proxy shall be valid even if such Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, PROVIDED THAT neither the Issuer, the Note Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting; or

17.2 Unless revoked, any appointment of a Proxy under a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Form of Proxy to vote at the Meeting when it is resumed.

18.    POWERS

       A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

       18.1.1    to approve any Basic Terms Modification;

       18.1.2 to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Arran Funding Note Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

       18.1.3 (Other than as permitted under Clause 10.3 (Substitution) of this Arran Funding Note Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

       18.1.4 (Other than as permitted under Clause 10.3 (Substitution) of this Arran Funding Note Trust Deed) to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Arran Funding Note Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

       18.1.5    to remove any Note Trustee;

       18.1.6    to approve the appointment of a new Note Trustee;

       18.1.7 to authorise the Note Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

       18.1.8 to discharge or exonerate the Note Trustee from any liability in respect of any act or omission for which it may become responsible under this Arran Funding Note Trust Deed or the Notes;

       18.1.9 to give any other authorisation or approval which under this Arran Funding Note Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

       18.1.10 to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

19.    EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

       An Extraordinary Resolution shall be binding, subject as provided by paragraph 23 (Several Series) and paragraph 24 (Several Classes) below upon all Noteholders and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Registrar with a copy to the Issuer, and the Note Trustee within 14 days of the conclusion of the Meeting.

20.    MINUTES

       Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.    WRITTEN RESOLUTION

       A Written Resolution shall take effect as if it were an Extraordinary Resolution.

22.    FURTHER REGULATIONS

       Subject to all other provisions contained in this Arran Funding Note Trust Deed, the Note Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Note Trustee may in its sole discretion determine.

23.    SEVERAL SERIES

       The following provisions shall apply where outstanding Notes belong to more than one Series:

       23.1.1 Business which in the opinion of the Note Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

       23.1.2 Business which in the opinion of the Note Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the

                 Notes of all such Series, as the Note Trustee shall in its absolute discretion determine.

       23.1.3 Business which in the opinion of the Note Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

       23.1.4 The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

       23.1.5 For the avoidance of doubt, any instruction to be given by the Noteholders to the Note Trustee in respect of enforcing the Security created pursuant to Clause 4.1 (Creation of Security) and Clause 4.6 (Assignment of Issuer Jersey Secured Property) of the Arran Funding Note Trust Deed shall be given at a single meeting of holders of the Notes of all Series.

       23.1.6 In this paragraph, "BUSINESS" includes (without limitation) the passing or rejection of any resolution.

24.    SEVERAL CLASSES

24.1 Without prejudice to paragraph 23 (Several Series) The following provisions shall apply where outstanding Notes belong to more than one
       Class:

       24.1.1 Business which in the opinion of the Trustee affects the Notes of only one Class shall be transacted at a separate Meeting of the holders of the Notes of that Class;

       24.1.2 Business which in the opinion of the Trustee affects the Notes of more than one Class but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Class and the holders of Notes of any other such Class shall be transacted either at separate Meetings of the holders of the Notes of each such Class or at a single Meeting of the holders of the Notes of all such Class, as the Trustee shall in its absolute discretion determine.

       24.1.3 Business which in the opinion of the Trustee affects the Notes of more than one Class and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Class and the holders of Notes of any other such Class shall be transacted at separate Meetings of the holders of the Notes of each such Class

       24.1.4 The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Class and to the holders of such Notes.

       24.1.5 In this paragraph, "BUSINESS" includes (without limitation) the passing or rejection of any resolution.

                                  SCHEDULE 4
           NOTICE OF ASSIGNMENT - ISSUER NTD JERSEY SECURED PROPERTY

To:      Mourant & Co Limited (as Corporate Services Provider)
         22 Grenville Street
         St Helier
         Jersey JE4 8PX

and to   The Bank of New York, as Security Trustee

From: The Bank of New York, as Note Trustee under the Arran Funding Note Trust Deed relating to Arran Funding Medium Term Note Programme

         Arran Funding Limited

Dear Sirs,

ARRAN FUNDING LIMITED (THE "ISSUER")

We hereby give you notice that by an Arran Funding Note Trust Deed relating to the Arran Funding Medium Term Note Programme (the "ARRAN FUNDING NOTE TRUST DEED") dated [*] 2005 and made between the Note Trustee and the Issuer, inter alia, the following property (the Issuer NTD Jersey Secured Property) has been assigned by the Issuer to the Note Trustee on behalf of the Secured Creditors identified therein:

Issuer NTD Jersey Secured Property:    to the extent they constitute Jersey
                                       Assets, all the Issuer's rights, title,
                                       interest and benefit present and future
                                       in, to and under the (i) Corporate
                                       Services Agreement; and (ii) the
                                       security interest created by the Loan
                                       Note Issuer in favour of the Security
                                       Trustee pursuant to the Security Trust
                                       Deed in the Security Trust Deed Jersey
                                       Assignment Property; including, in each
                                       case without limitation, all rights to
                                       receive payment of any amount which may
                                       become payable to the Issuer thereunder
                                       or payment received by the Issuer
                                       thereunder or rights to serve notices
                                       and/or take such steps as are required
                                       to cause payments to become due and
                                       payable thereunder and all rights of
                                       action in respect of any breach thereof
                                       and all rights to receive damages or
                                       obtain other relief in respect thereof.

Words and expressions defined in or incorporated by reference into the Arran Funding Note Trust Deed shall, unless expressly defined herein or unless the context otherwise requires, bear the same meaning in this Notice.

A copy of the Arran Funding Note Trust Deed is attached to this Notice. Henceforth the provisions contained therein shall apply to the Issuer NTD Jersey Secured Property assigned by the Issuer pursuant to the Arran Funding Note Trust Deed.

This notice is not capable of revocation by the Issuer. Please acknowledge receipt of this Notice by signing the enclosed duplicate of this Notice.

This Notice shall be governed by and construed in accordance with Jersey law.

Yours faithfully,

__________________________________

for and on behalf of
THE BANK OF NEW YORK, LONDON BRANCH
as Note Trustee


__________________________________

ARRAN FUNDING LIMITED
as Issuer

                        ACKNOWLEDGEMENT AND ACCEPTANCE

We acknowledge receipt of this Notice and accept the provisions contained herein. We confirm as follows:

1. other than as set out in the Corporate Services Agreement (in the case of Mourant & Co Limited) or in the Security Trust Deed (in the case of the Security Trustee) and the Loan Notes, we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set-off or any other rights against the Issuer in respect of the Issuer NTD Jersey Secured Property or any part thereof; and

2. we have not, as of the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Issuer NTD Jersey Secured Property or any part thereof.

We undertake that, in the event of our becoming aware at any time that any person or entity other than the Note Trustee (as trustee for the Secured Creditors) has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Issuer NTD Jersey Secured Property or any part thereof, we will immediately give written notice of any of the terms of such right or interest, claim or demand or action to both the Note Trustee and the Issuer.

__________________________________

For and on behalf of
MOURANT & CO LIMITED
as Corporate Services Provider

Date.....................


__________________________________

For and on behalf of
THE BANK OF NEW YORK
as Security Trustee

Date.....................

                               EXECUTION CLAUSES

EXECUTED AS A DEED              )
For and on behalf of            )
THE BANK OF NEW YORK            )
BY                              )

Authorised Signatory

EXECUTED AS A DEED by           )
For and on behalf of            )
ARRAN FUNDING LIMITED           )
In the presence of:

Signature of Witness:  __________________________________

Name of Witness:       __________________________________

Address of Witness:    __________________________________